Exhibit 10.1

LOAN AND SECURITY AGREEMENT

Dated as of March 27, 2025

by and among

WERNER RECEIVABLES COMPANY, LLC,
as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Lenders and as Group Agents,

THE TORONTO-DOMINION BANK,
as Administrative Agent,

and

WERNER ENTERPRISES, INC.,
as initial Servicer

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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EXHIBITS

EXHIBIT A	—	Form of Loan Request
EXHIBIT B	—	Form of Reduction Notice
EXHIBIT C	—	Form of Assignment and Acceptance Agreement
EXHIBIT D	—	[Reserved]
EXHIBIT E	—	Credit and Collection Policy
EXHIBIT F	—	[Reserved]
EXHIBIT G	—	Form of Information Package
EXHIBIT H	—	Form of Compliance Certificate
EXHIBIT I	—	Closing Memorandum

SCHEDULES

SCHEDULE I	—	Commitments
SCHEDULE II	—	Lock-Box Accounts and Lock-Box Banks
SCHEDULE III	—	Notice Addresses
SCHEDULE IV	—	Excluded Obligors
SCHEDULE 7.01(l)	—	UCC Details
SCHEDULE 8.04(f)	—	Location of Records

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This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of March 27, 2025 by and among the following parties:
(i)    WERNER RECEIVABLES COMPANY, LLC, a Delaware limited liability company, as Borrower (together with its successors and assigns, the “Borrower”);
(ii)    the Persons from time to time party hereto as Lenders and as Group Agents;
(iii)    THE TORONTO-DOMINION BANK (“TD Bank”), as Administrative Agent; and
(iv)    WERNER ENTERPRISES, INC., a Nebraska corporation (“Werner”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”).
PRELIMINARY STATEMENTS
The Borrower has acquired, and will acquire from time to time, Receivables from the Originators pursuant to the Purchase and Sale Agreement. The Borrower has requested that the Lenders make Loans from time to time to the Borrower, on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables.
In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Administrative Agent” means TD Bank, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Section 11.09 or Section 14.03(g).
“Adverse Claim” means any claim of ownership or any Lien; it being understood that any such claim or Lien in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) under the Transaction Documents shall not constitute an Adverse Claim.
“Advisors” has the meaning set forth in Section 14.06(c).
“Affected Person” means each Credit Party, each Program Support Provider, each Liquidity Agent and each of their respective Affiliates.

“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Lender, Affiliate shall mean the holder(s) of its Capital Stock or membership interests, as the case may be. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Affiliate Receivable” means any Pool Receivable any Obligor of which (a) is an Affiliate of any Werner Party; (b) is a Person 10% or more of the Voting Stock of which is controlled, directly or indirectly, by any Werner Party or any Affiliate of any Werner Party; or (c) is a Person which, together with any Affiliates of such Person, controls, directly or indirectly, 10% of the Voting Stock of any Werner Party.
“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of all Lenders at such time.
“Aggregate Interest” means, at any time of determination, the aggregate accrued and unpaid Interest on the Loans of all Lenders at such time.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.
“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.
“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Committed Lender, an Eligible Assignee, such Committed Lender’s Group Agent and the Administrative Agent, and, if required, the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.

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“Attorney Costs” means and includes all reasonable and documented fees, costs, expenses and disbursements of any law firm or other external counsel.
“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate” means, for any day and any Lender, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:
(a)    the rate of interest in effect for such day as publicly announced from time to time by the applicable Group Agent or its Affiliate as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Group Agent or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer;
(b)    Daily Adjusted Term SOFR for such day plus 0.50%; and
(b)    0.50% per annum above the latest Federal Funds Rate.
“Base Rate Loan” means, at any time, any Loan (or any portion thereof) on which Interest accrues by reference to the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 CFR § 1010.230.
“Borrower” has the meaning specified in the preamble to this Agreement.
“Borrower Indemnified Amounts” has the meaning set forth in Section 13.01(a).
“Borrower Indemnified Party” has the meaning set forth in Section 13.01(a).
“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Credit Party, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or

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thereby, and shall include, without limitation, all Capital and Interest on the Loans, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including interest, fees and other obligations that accrue after the commencement of any Event of Bankruptcy with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).
“Borrower’s Net Worth” means, at any time of determination, an amount equal to (i) the aggregate Unpaid Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the Aggregate Capital at such time, plus (B) the Aggregate Interest at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance of the Subordinated Notes at such time, plus (E) the aggregate accrued and unpaid interest on the Subordinated Notes at such time, plus (F) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time.
“Borrowing Base” means, at any time of determination, the amount equal to (a) the Net Pool Balance at such time, minus (b) the Required Reserves at such time.
“Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the Borrowing Base at such time.
“Breakage Fee” means (i) for any Interest Period for which Interest is computed by reference to the CP Rate and a reduction of Capital is made for any reason on any day other than a Settlement Date or (ii) to the extent that the Borrower shall for any reason, fail to borrow on the date specified by the Borrower in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (A) the additional Interest (calculated without taking into account any Breakage Fee or any shortened duration of such Interest Period pursuant to the definition thereof) which would have accrued during such Interest Period (or, in the case of clause (i) above, until the maturity of the underlying Note) on the reductions of Capital relating to such Interest Period had such reductions not been made (or, in the case of clause (ii) above, the amounts so failed to be borrowed or accepted in connection with any such request for funding by the Borrower), exceeds (B) the income, if any, received by the applicable Lender from the investment of the proceeds of such reductions of Capital (or such amounts failed to be borrowed by the Borrower). A certificate as to the amount of any Breakage Fee (including the computation of such amount) shall be submitted by the affected Lender (or applicable Group Agent on its behalf) to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York City, New York.
“Capital” means, with respect to any Lender, the aggregate amounts paid to, or on behalf of, the Borrower in connection with all Loans made by such Lender pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 4.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

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“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capital Stock” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any Debt convertible into or exchangeable for any of the foregoing.
“Change in Control” means the occurrence of any of the following:
(a)Werner ceases to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of the Borrower free and clear of all Adverse Claims;
(b)any Subordinated Note shall at any time cease to be owned by an Originator, free and clear of all Adverse Claims;
(c)an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than twenty-five percent (25%) of the then outstanding Equity Interests of Werner entitled to vote in the election of members of the board of directors (or equivalent governing body) of Werner; or
(d)an event or series of events by which a majority of the members of the board of directors (or other equivalent governing body) of Werner shall not constitute Continuing Directors.
Notwithstanding the preceding or any provision of Section 13d-3 or 13d-5 of the Exchange Act, a “person” or “group” shall not be deemed to beneficially own Equity Interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline,

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requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (z) all reports, notes, requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Closing Date” means March 27, 2025.
“Code” means the Internal Revenue Code of 1986, as amended or otherwise modified from time to time.
“Collateral” has the meaning set forth in Section 5.05(a).
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Borrower, the Servicer or any other Person on their behalf in payment of any amounts owed or payable in respect of such Pool Receivable (including purchase price, service charges, Finance Charges, interest and all other charges), or applied to amounts owed or payable in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of any related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.
“Commitment” means, with respect to any Committed Lender (including a Related Committed Lender), the maximum aggregate amount which such Person is obligated to lend or pay hereunder on account of all Loans, on a combined basis, as set forth on Schedule I or in such other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 14.03 or in connection with a reduction or increase in the Facility Limit pursuant to Section 2.02(e) or Section 2.02(h). If the context so requires, “Commitment” also refers to a Committed Lender’s obligation to make Loans hereunder in accordance with this Agreement.
“Committed Lenders” means TD Bank, Wells Fargo and each other Person that is or becomes a party to this Agreement in the capacity of a “Committed Lender”.

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“Concentration Limit” means at any time for any Obligor, the product of (i) such Obligor’s Concentration Percentage, times (ii) the aggregate Unpaid Balance of all Eligible Receivables included in the Receivables Pool at such time of determination.
“Concentration Percentage” means (a) except as provided in clause (b) below, (i) for any Group A Obligor, 15.00%, (ii) for any Group B Obligor, 7.50%, (iii) for any Group C Obligor, 5.00% and (iv) for any Group D Obligor, 3.00% and (b) with respect to any Special Concentration Obligor, the percentage appearing opposite such Special Concentration Obligor’s name in the table appearing in the definition thereof.
“Conduit Lender” means each commercial paper conduit that is or becomes a party to this Agreement in the capacity of a “Conduit Lender”.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR (including in connection with Daily Adjusted Term SOFR) or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
“Continuing Directors” means the directors (or equivalent governing body) of Werner on the Closing Date and each other director (or equivalent) of Werner, if, in each case, such other Person’s nomination for election to the board of directors (or equivalent governing body) of Werner is approved by at least 51% of the then Continuing Directors.
“Contract” means, with respect to any Receivable, the contract or contracts (including any purchase order or invoice), between an Originator and an Obligor, pursuant to which such Receivable arises or which evidences such Receivable. A “related” Contract with respect to a Pool

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Receivable means a Contract under which such Pool Receivable arises or which is relevant to the collection or enforcement of such Receivable.
“CP Rate” means, for any Conduit Lender and for any Interest Period for any Portion of Capital, the per annum rate equivalent to the weighted average cost (as determined by the applicable Group Agent and which shall include commissions and fees of placement agents and dealers, foreign exchange and currency hedging costs, incremental carrying costs incurred with respect to Notes of such Person or any participating commercial paper conduit maturing on dates other than those on which corresponding funds are received by the applicable commercial paper conduit, other borrowings by such Conduit Lender (other than under any Liquidity Agreement) and any other costs and expenses associated with the issuance of Notes) of or related to the issuance of Notes or such other borrowings that are allocated, in whole or in part, by the applicable Conduit Lender or participating commercial paper conduit to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Lender or participating commercial paper conduit) (determined in the case of Notes issued on a discount by converting the discount to an interest equivalent rate per annum); provided, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Borrower agrees that any amounts payable to Conduit Lenders in respect of Interest for any Interest Period with respect to any Portion of Capital funded by such Conduit Lenders at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such applicable commercial paper conduit had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by the applicable commercial paper conduit from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity). Notwithstanding the foregoing, if the CP Rate as determined herein would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.
“Credit Agreement” means that certain Credit Agreement, dated as of December 20, 2022, among Werner, as borrower, the lenders from time to time party thereto, and Wells Fargo, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.
“Credit Agreement Financial Covenants” means each of the financial covenant set forth in Section 8.10 of the Credit Agreement as of the Closing Date.
“Credit and Collection Policy” means the credit and collection policies and practices of the Originators in effect on the Closing Date and described in Exhibit E, as modified in compliance with this Agreement.
“Credit Extension” means the making of any Loan.
“Credit Party” means each Lender, the Administrative Agent and each Group Agent.

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“Cut-Off Date” means the last day of each Settlement Period.
“Daily Adjusted Term SOFR” means, for any day, an interest rate per annum equal to (a) Term SOFR for such day plus (b) 0.10%; provided that, if Daily Adjusted Term SOFR as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.
“Days’ Sales Outstanding” means, with respect to any Settlement Period, the number of days equal to: (a) the average of the aggregate Unpaid Balance of the Pool Receivables on the Cut-Off Date of each of the three most recently ended Settlement Periods, divided by (b) the amount obtained by dividing (i) the aggregate initial Unpaid Balance of Pool Receivables which were originated during the three most recently ended Settlement Periods by (ii) 90.
“Debt” means, with respect to any Person at any date and without duplication, the sum of the following:
(a)    all obligations of such Person for borrowed money, including obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, of such Person;
(b)    all obligations of such Person to pay the deferred purchase price of property or services of such Person (including all payment obligations under non-competition, earn-out or similar agreements, solely to the extent any such payment obligation under non-competition, earn-out or similar agreements becomes due and payable and is, or would be, required to be classified as indebtedness on such Person’s consolidated balance sheet prepared in accordance with GAAP), except trade payables arising in the ordinary course of business not more than one hundred eighty (180) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;
(c)    the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);
(d)    all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
(e)    all obligations of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all obligations, contingent or otherwise, of such Person relative to the face amount of letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

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(g)    all obligations of such Person in respect of Disqualified Equity Interests;
(h)    all net obligations of such Person under any Hedge Agreements; and
(i)    all Guarantees of such Person with respect to any of the foregoing.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Deemed Collections” has the meaning set forth in Section 4.01(d)(ii).
“Defaulted Receivable” means a Pool Receivable, without duplication: (a) as to which any payment, or part thereof, remains unpaid for more than 120 days from the original due date for such payment with respect to such Pool Receivable, (b) as to which any Obligor thereof is subject to an Event of Bankruptcy that has occurred and is continuing or (c) which, consistent with the Credit and Collection Policy, would be or should have been written off as uncollectible.
“Delinquency Ratio” means, for any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate Unpaid Balance of all Pool Receivables that were Delinquent Receivables on the Cut-Off Date for such Settlement Period, and (b) the denominator of which is the aggregate Unpaid Balance of all Pool Receivables on the Cut-Off Date of such Settlement Period.
“Delinquent Receivable” means a Pool Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment; or (b) which, consistent with the Credit and Collection Policies, is or should have been classified as delinquent or past due by the applicable Originator or Servicer.
“Deposit Balance” means, as of any date of determination, the aggregate amount of security deposits and other deposits received by or on behalf of the Obligors that are then being held by the Originators and Affiliates thereof (or any agent thereof on their behalf).
“Diluted Receivable” means a Pool Receivable the entire or partial Unpaid Balance of which is reduced or cancelled due to Dilution.
“Dilution” means the amount by which the Unpaid Balance of a Diluted Receivable is reduced or cancelled due to returns, defect, refunds, allowances, cash discounts, rebates, disputes, rejections, set off, netting, deficit, failure to perform on the part of the related Originator or Servicer, adjustment or any other similar reason other than with respect to the credit-worthiness of any related Obligor.
“Dilution Horizon Ratio” means, as of any date of determination, a fraction (expressed as a percentage) (a) the numerator of which is equal to the aggregate initial Unpaid Balance of all Receivables originated by the Originators during the most recently ended Settlement Period and (b) the denominator of which is the Net Pool Balance as of the Cut-Off Date of the most recently ended

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Settlement Period. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicer and the Originators, the numerator of the Dilution Horizon Ratio may be adjusted by the Administrative Agent in its reasonable discretion (or at the direction of the Majority Group Agent) upon not less than ten (10) Business Days’ notice to the Borrower.
“Dilution Ratio” means, with respect to any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate amount of all Dilutions in respect of Pool Receivables which occurred during such Settlement Period and (b) the denominator of which is the aggregate initial Unpaid Balance of all Pool Receivables which were originated by the Originators during the most recently ended Settlement Period.
“Dilution Reserve Floor Percentage” means, on any day, a percentage determined as follows:
ADR x DHR
where:
ADR    =    the average of the three-month average Dilution Ratio for the preceding twelve Settlement Periods; and
DHR    =    the Dilution Horizon Ratio on such day.

“Dilution Reserve Percentage” means, on any day, a percentage determined as follows:
{(SF x ADR) + DVR} x DHR
where:
SF    =    2.5;
ADR    =    the average of the three-month average Dilution Ratio for the preceding twelve Settlement Periods;
DVR    =     the Dilution Volatility Ratio on such day; and
DHR    =     the Dilution Horizon Ratio on such day.

“Dilution Volatility Ratio” means, on any day, a percentage determined as follows:
(DS-ADR) x (DS/ADR)
where:
DS    =    the highest three-month average Dilution Ratio for any Settlement Period observed over the preceding twelve Settlement Periods; and
ADR    =    the average of the three-month average Dilution Ratio for the preceding twelve Settlement Periods.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition,

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(a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Aggregate Capital and all other Borrower Obligations (other than contingent indemnification obligations not then due) and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Aggregate Capital and all other Borrower Obligations (other than contingent indemnification obligations not then due) and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into, or exchangeable for, Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 91 days after the Scheduled Termination Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Borrower or its Subsidiaries or by any such plan to such officers or employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“DPD (31-60) Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivable as to which any payment, or part thereof, remains unpaid for more than 30 days but less than 61 days from the original due date for such payment at such time, exceeds (b) 10.0% of the aggregate Unpaid Balance of all Eligible Receivables at such time.
“DPD (61-90) Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days but less than 91 days from the original due date for such payment at such time, exceeds (b) 5.0% of the aggregate Unpaid Balance of all Eligible Receivables at such time.
“DSO Trigger Event” means the Days’ Sales Outstanding for any Settlement Period shall at any time be more than 60 days. For the avoidance of doubt, any DSO Trigger Event that occurs shall be deemed to be continuing at all times thereafter unless and until the Majority Group Agents agree in writing in their sole discretion that such DSO Trigger Event is no longer continuing.
“Dynamic Loss Reserve Percentage” means, on any day, a percentage determined as follows:
            SF x LR x LHR

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where:
SF    =    2.5;
LR    =    the highest average Loss Ratio for any three (3) consecutive Settlement Periods observed over the preceding 12 Settlement Periods; and
LHR    =    the Loss Horizon Ratio on such day.
“Eligible Assignee” means (i) any Committed Lender or any of its Affiliates, (ii) any Person managed by a Committed Lender or any of its Affiliates and (iii) any other financial institution that is acceptable to the Administrative Agent.
“Eligible Contract” means a Contract governed by the law of the United States of America or of any State thereof, that contains an obligation to pay a specified sum of money on or before a date certain and that has been duly authorized by each party thereto and which (i) does not require any Obligor thereunder to consent to any transfer, sale or assignment thereof or of the related Receivable or any proceeds of any of the foregoing, (ii) is not subject to a confidentiality provision, covenant of non-disclosure or similar restrictions that would restrict the ability of the Administrative Agent or any Credit Party to fully exercise or enforce its rights under the Transaction Documents (including any rights thereunder assigned or originated to them hereunder) with respect to the related Receivable, (iii) is not “chattel paper” as defined in the UCC of any jurisdiction governing the perfection or assignment of the related Receivable, (iv) the payment terms of which have not been modified, extended or rewritten in any manner (except for extensions and modifications expressly permitted hereunder) and (v) remains in full force and effect.
“Eligible Receivable” means, as of any date of determination, a Receivable:
(a)(i) which represents all or part of the sales price of goods or services, sold by an Originator and billed to the related Obligor in the ordinary course of such Originator’s business and sold or contributed to the Borrower pursuant to the Purchase and Sale Agreement, (ii) for which all obligations of the related Originator in connection with which have been fully performed, (iii) no portion of which is in respect of any amount as to which any related Obligor is permitted to withhold payment until the occurrence of a specified event or condition (including “guaranteed” or “conditional” sales or any performance by an Originator), (iv) which is not owed to any Originator or the Borrower, in whole or in part, as a bailee or consignee for another Person, (v) which is not issued under cash-in-advance or cash-on-account terms or (vi) which has payment terms of not more than 120 days from the original billing date for such Receivable; provided that, for the avoidance of doubt, no portion of any Receivable for which the related goods or services have not been delivered or performed by an Originator shall constitute an “Eligible Receivable” (including for purposes of calculating the Net Pool Balance);
(b)for which the related Originator has recognized all of the related revenue on its financial books and records in accordance with GAAP;
(c)which (i) constitutes an “account” or a “payment intangible”, (ii) is not evidenced or represented by “instruments” or “chattel paper”, (iii) does not constitute, or

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arise from the sale of, “as-extracted collateral”, in each case, as defined in the UCC, (iv) does not represent Finance Charges and (v) is not payable in installments;
(d)each Obligor of which is a commercial Obligor;
(e)no Obligor of which (i) is a Sanctioned Person, (ii) is a natural Person acting in its individual capacity, (iii) a Governmental Authority, (iv) is a party to the Credit Agreement or (v) is subject to an Event of Bankruptcy that has occurred and is continuing;
(f)each Obligor is organized in the United States of America or any State thereof and has provided the Servicer with a billing address located in the United States of America;
(g)no Obligor of which has an aggregate Unpaid Balance of Defaulted Receivables included in the Receivables Pool that is more than 50% of the aggregate Unpaid Balance of all Pool Receivables owed by such Obligor;
(h)which (i) is not an Excluded Receivable, a Modified Receivable, a Defaulted Receivable or a Delinquent Receivable and (ii) has not been cancelled;
(i)with regard to which the warranties of the Borrower in Section 7.01(j) are true and correct;
(j)the sale, contribution, pledge or servicing of which pursuant to the Purchase and Sale Agreement and this Agreement does not (i) violate, contravene or conflict with any Applicable Law, the related Contract or any other applicable contracts or other restrictions or (ii) require the consent or approval of, or a license or consent from, any related Obligor, any Governmental Authority or any other Person;
(k)which is denominated and payable only in U.S. Dollars in the United States to (i) a Lock-Box Account at a Lock-Box Bank that is subject to an enforceable Lock-Box Agreement or (ii) prior to the Post-Closing Date, the ReedTMS Account that is not subject to any Adverse Claim;
(l)which arises under an Eligible Contract that, together with such Receivable, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, to pay such Receivable enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to and limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or in law), (ii) is not subject to any dispute, offset, netting, litigation, counterclaim or defense whatsoever (including defenses arising out of violations of usury laws) (other than potential discharge in a bankruptcy of the related Obligor), (iii) is not subject to any Adverse Claim and (iv) the payments thereon are free and clear of any withholding Taxes or sales taxes;

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(m)no Obligor of which has any defenses arising out of the failure to effect the sale of such Receivable to the Borrower under the local laws applicable to such Obligor or the related Contract;
(n)the sale or contribution of which does not trigger any stamp duty or similar transfer taxes;
(o)which together with the Contract and Related Security related thereto, does not (i) require the consent of any related Obligor in order for the related Originator or its assigns to sell, assign, transfer, pledge or hypothecate such Receivable or any Related Security with respect thereto or (ii) contravene any Applicable Law applicable thereto (including Applicable Laws relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);
(p)which together with the Related Security with respect thereto (i) was originated by the applicable Originator in the ordinary course of its business and (ii) satisfies all applicable requirements of the Credit and Collection Policy;
(q)which together with the Contract and Related Security related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 9.02;
(r)with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof or of the Related Security with respect thereto under the Purchase and Sale Agreement have been duly obtained, effected or given and are in full force and effect;
(s)as to which the Administrative Agent has not notified the Borrower prior to the time of a Credit Extension that the Administrative Agent has determined, in its judgment, that such Receivable (or class of Receivables) or Obligor of such Receivable is not acceptable for funding hereunder;
(t)the purchase of which is a “current transaction” within Section 3(a)(3) of the Securities Act;
(u)which represents part or all of the price of the sale of “merchandise,” “insurance” or “services” within the meaning of Section 3(c)(5) of the Investment Company Act and which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act;
(v)the purchase of which by the Borrower under the Purchase and Sale Agreement does not and the transactions contemplated hereby do not, constitute a Security;

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(w)(i) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to the Borrower under and in accordance with the Purchase and Sale Agreement, and (ii) the Borrower has good and marketable title thereto free and clear of any Adverse Claim;
(x)which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;
(y)which is not supported by any actual or inchoate mechanics, suppliers, materialmen, laborers, employees or repairmen liens or other rights to file or assert any of the foregoing;
(z)which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;
(aa)for which neither the related Originator nor any Affiliate thereof is holding any Deposit Balances or other deposits received by or on behalf of the related Obligor; provided that only the portion of such Receivable in an amount equal to such Deposit Balances or other deposits shall be ineligible;
(ab)for which no Werner Party has established any offset, swap or netting arrangement with the related Obligor in connection with the ordinary course of payment of such Receivable;
(ac)which is neither (i) a Supplier Receivable nor (ii) an Affiliate Receivable;
(ad)for which the related invoice with respect to such Receivable does not include any Excluded Receivable; and
(ae)which arises in connection with providing logistics or freight shipping solutions.
“Eligible Unbilled Receivable” means, at any time of determination, any Unbilled Receivable for which each of the following are satisfied: (a) the related Originator has recognized the related revenue on its financial books and records under GAAP, (b) not more than thirty (30) calendar days have expired since the day that such Unbilled Receivable arose, (c) it represents amounts that have been fully earned in accordance with the terms of the related Contract and is a legal, valid and binding payment obligation of the related Obligor that is enforceable against such Obligor, (d) the related Originator maintains records and systems that allows for the daily tracking and monitoring of such Unbilled Receivable and (e) such Receivable will be due within 120 calendar days of the date such Receivable ceases to be an Unbilled Receivable.

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“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Werner Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding five (5) years been maintained, funded or administered for the employees of the Borrower or any current or former ERISA Affiliate.
“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.
“ERISA Affiliate” means any Person who together with any Werner Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“Erroneous Payment” has the meaning set forth in Section 11.10(a).
“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 11.10(d).
“Erroneous Payment Return Deficiency” has the meaning set forth in Section 11.10(d).
“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 11.10(d).
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:
(a)    (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, examinership, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, examiner, assignee, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Applicable Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or (ii) an order for relief in respect of such Person shall be entered in an involuntary case under federal bankruptcy laws or other similar Applicable Laws now or hereafter in effect; or
(b)    such Person (i) shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, (ii) shall consent to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or (iii) shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they

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become due, or, if a corporation or similar entity, its board of directors (or any board or Person holding similar rights to control the activities of such Person) shall vote to implement any of the foregoing.
“Event of Default” has the meaning specified in Section 10.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.
“Excluded Obligor” means each Person listed on Schedule VI hereto.
“Excluded Receivable” means each Receivable (without giving effect to the exclusion of “Excluded Receivable” from the definition thereof), the Obligor of which is an Excluded Obligor.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party to this Agreement (other than pursuant to an assignment requested by the Borrower) or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office and (c) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Exiting Group” has the meaning set forth in Section 2.02(g).
“Facility Limit” means $300,000,000 as reduced or increased from time to time pursuant to Section 2.02(e) or Section 2.02(h). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices implemented to give effect to any such intergovernmental agreements.

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“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fee Letter” has the meaning specified in Section 2.03(a).
“Fees” has the meaning specified in Section 2.03(a).
“Final Maturity Date” means the date that (i) is thirty (30) days following the Scheduled Termination Date or (ii) such earlier date on which the Aggregate Capital and all other Borrower Obligations become due and payable pursuant to Section 10.01.
“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital and Aggregate Interest have been paid in full, (ii) all Borrower Obligations shall have been paid in full, (iii) all other amounts owing to the Credit Parties and any other Borrower Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges, early termination charges or similar charges owing by an Obligor pursuant to such Contract.
“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or an assistant treasurer of such Person.
“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, regulatory body, court, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative,

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judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (including any supra-national bodies such as the European Union or the European Central Bank).
“Group” means, (i) for any Conduit Lender, such Conduit Lender, together with such Conduit Lender’s Related Committed Lenders and related Group Agent and (ii) for any other Lender that does not have a Related Conduit Lender, such Lender, together with such Lender’s related Group Agent and each other Lender for which such Group Agent acts as a Group Agent hereunder.
“Group Agent” means each Person acting as agent on behalf of a Group and designated as the Group Agent for such Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Group Agent for any Group pursuant to an Assignment and Acceptance Agreement or otherwise in accordance with this Agreement.
“Group Agent’s Account” means, with respect to any Group, the account(s) from time to time designated in writing by the applicable Group Agent to the Borrower and the Servicer for purposes of receiving payments to or for the account of the members of such Group hereunder.
“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a short-term rating of at least: (a) “A-1” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “A+” or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “A1” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group A Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining clause (a) of the definition of “Net Pool Balance” for such Obligors.
“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB+” or better by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa1” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group B Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated

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with the Obligor that satisfies such definition for the purposes of determining clause (a) of the definition of “Net Pool Balance” for such Obligors.
“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB-” or better by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group C Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining clause (a) of the definition of “Net Pool Balance” for such Obligors.
“Group Commitment” means, with respect to any Group, at any time of determination, the aggregate Commitments of all Committed Lenders within such Group.
“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is rated by neither Moody’s nor S&P shall be a Group D Obligor.
“GTA Funding” means GTA Funding LLC.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation or (e) for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in each case, in the ordinary course of business.
“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest

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rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.
“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a lender or any Affiliate of a lender under the Credit Agreement).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Independent Director” means a natural person who (A) for the five-year period prior to his or her appointment as Independent Director of the Borrower has not been, and during the continuation of his or her service as Independent Director of the Borrower is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or Werner or any of their respective Affiliates (other than his or her service as an Independent Director of the Borrower); (ii) a customer or supplier of the Borrower or Werner or any of their respective Affiliates (other than his or her service as an Independent Director of the Borrower); or (iii) any member of the immediate family of a person described in (i) or (ii); and (B) has (i) prior experience as an Independent Director for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.
“Information Package” means a report, in substantially the form of Exhibit G.
“Intended Tax Treatment” has the meaning set forth in Section 14.14.
“Interest” means, for each Loan for any day during any Interest Period (or portion thereof), the amount of interest accrued on the Capital of such Loan during such Interest Period (or portion thereof) in accordance with Section 2.03(b).

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“Interest Period” means, with respect to each Loan, (a) before the Termination Date: (i) initially, the period commencing on the date such Loan is made pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the end of such Settlement Period and (ii) thereafter, each Settlement Period and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) or, in the absence of any such selection, each Settlement Period.
“Interest Rate” means, for any day in any Interest Period for any Loan (or any Portion of Capital thereof):
(a)    if such Loan (or such Portion of Capital thereof) is being funded by a Conduit Lender on such day through the issuance of Notes, the applicable CP Rate; or
(b)    subject to Section 5.04, 5.06 and 5.08, if such Loan (or such Portion of Capital thereof) is being funded by any Lender on such day other than through the issuance of Notes (including if a Conduit Lender is then funding such Loan (or such Portion of Capital thereof) under a Program Support Agreement, or if a Committed Lender is then funding such Loan (or such Portion of Capital thereof)), then Daily Adjusted Term SOFR for such day;
provided, however, that the “Interest Rate” for each Loan and any day while an Event of Default has occurred and is continuing shall be an interest rate per annum equal to the sum of 2.00% per annum plus the greater of (i) the interest rate per annum determined for such Loan and such day pursuant to clause (a) or (b) above, as applicable, and (ii) the Base Rate in effect on such day; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law; and provided, further, that Interest for any Loan shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.
“Lenders” means the Conduit Lenders and the Committed Lenders.
“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement, preferential arrangement or similar agreement or arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into, directly or indirectly, in connection with or related to, this Agreement pursuant to which a Liquidity Provider agrees to make

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loans or advances to, or purchase assets from, a Conduit Lender (directly or indirectly) in order to provide liquidity or other enhancement for such Conduit Lender’s Notes or other senior indebtedness.
“Liquidity Provider” means any lender, credit enhancer or liquidity provider that is at any time party to a Liquidity Agreement or any successor or assign of such lender, credit enhancer or liquidity provider or any similar entity with respect to any permitted assignee of a Conduit Lender.
“Loan” means any loan made by a Lender pursuant to Section 2.02.
“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and the Group Agents pursuant to Section 2.02(a).
“Lock-Box Accounts” means each of the accounts (and any related lock-box or post office box) specified in Schedule II maintained at a Lock-Box Bank in the name of the Borrower.
“Lock-Box Agreement” means a valid and enforceable agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Servicer, the Administrative Agent and any Lock-Box Bank, whereupon the Borrower, as sole owner of the related Lock-Box Account(s) and the customer of the related Lock-Box Bank in respect of such Lock-Box Account(s), shall transfer to the Administrative Agent exclusive dominion and control over and otherwise perfect a first-priority security interest in, such Lock-Box Account(s) and the cash, instruments or other property on deposit or held therein.
“Lock-Box Bank” means any bank at which the Borrower maintains one or more Lock-Box Accounts.
“Loss Horizon Ratio” means, as of any date of determination, a fraction (expressed as a percentage), (a) the numerator of which is the sum of (i) the aggregate initial Unpaid Balance of all Receivables originated by each Originator during the three most recently ended Settlement Periods, plus (ii) 10% of the aggregate initial Unpaid Balance of all Receivables originated by each Originator during the third preceding Settlement Period, plus (iii) 5% of the aggregate initial Unpaid Balance of all Receivables originated by each Originator during the fourth preceding Settlement Period and (b) the denominator of which is the Net Pool Balance as of the Cut-Off Date of the most recently ended Settlement Period.
“Loss Ratio” means, for any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the sum of (i) the aggregate Unpaid Balance of all Pool Receivables as to which any payment, or part thereof, remains unpaid for more than 120 days but less than 151 days from the original due date for such payment as of the Cut-Off Date of such Settlement Period, plus (without duplication) (ii) any Losses (net of recoveries) incurred in such Settlement Period, and (b) the denominator of which is the aggregate initial Unpaid Balance of all Receivables originated by the Originators during the Settlement Period that is six Settlement Periods prior to such Settlement Period.

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“Loss Reserve Floor Percentage” means the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors, (c) the sum of the two (2) largest Obligor Percentages of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors.
“Losses” means the Unpaid Balance of any Pool Receivables that either (i) have been, or should have been, written-off as uncollectible by the Servicer in accordance with the Credit and Collection Policies or (ii) are owed by an Obligor of which is subject to an Event of Bankruptcy that has occurred and is continuing.
“Majority Group Agents” means one or more Group Agents which in its Group, or their combined Groups, as the case may be, have Committed Lenders representing more than 50% of the aggregate Commitments of all Committed Lenders in all Groups (or, if the Commitments have been terminated, have Lenders representing more than 50% of the aggregate outstanding Capital held by all the Lenders in all Groups); provided, however, that in no event shall the Majority Group Agents include fewer than two (2) Group Agents at any time when there are two (2) or more Groups.
“Material Action” is defined in the Borrower’s limited liability company agreement.
“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:
(a)    (i) if a particular Person is specified, the ability of such Person to perform its obligations under this Agreement or any other Transaction Document or (ii) if a particular Person is not specified, the ability of any Werner Party to perform its obligations under this Agreement or any other Transaction Document;
(b)    (i) the validity or enforceability against any Werner Party of any Transaction Document or (ii) the value, validity, enforceability or collectibility of the Pool Receivables, the Related Security with respect thereto or, in each case, any material portion thereof, including if such event or circumstance would materially increase the days to pay or Dilution with respect to the Pool Receivables or any material portion thereof;
(c)    the status, existence, perfection, priority, enforceability or other rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral or any material portion thereof;
(d)    (i) if a particular Person is specified, the business, assets, liabilities, properties, operations or financial condition of such Person or (ii) if a particular Person is not specified, the business, assets, liabilities, properties, operations or financial condition of any Werner Party or
(e)    the rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral or any material portion thereof.
“Modified Receivable” means a Receivable as to which the payment terms of the related Contract have been extended or modified for credit reasons since the origination of such Receivable.

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“Monthly Settlement Date” means the 20th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that the initial Monthly Settlement Date shall be April 21, 2025.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Werner Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding five (5) years, or to which the Borrower or any ERISA Affiliate has any liability (contingent or otherwise).
“Net Pool Balance” means, at any time, an amount equal to the aggregate Unpaid Balance of all Pool Receivables that are Eligible Receivables determined at such time, minus (without duplication) the sum of (a) with respect to each Obligor, the amount by which the aggregate Unpaid Balance of such Eligible Receivables owed or payable by such Obligor or an Affiliate of such Obligor, exceeds the applicable Concentration Limit at such time, (b) the Unbilled Excess Concentration Amount at such time, (c) the DPD (31-60) Excess Concentration Amount at such time, (d) the DPD (61-90) Excess Concentration Amount at such time and (e) the ReedTMS Account Excess Concentration Amount at such time.
“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Lender or participating commercial paper conduit to fund its investments in accounts receivable or other financial assets.
“Obligor” means any Person obligated to make payments with respect to a Receivable, including any guarantor thereof or co-obligor.
“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Unpaid Balance of the Eligible Receivables then in the Receivables Pool of such Obligor and its Affiliates less the amount (if any) then included in the calculation of clause (a) of the definition of “Net Pool Balance” with respect to such Obligor and its Affiliates; provided, however, that such calculation with respect to any Special Concentration Obligor shall be made as if such Obligor was not a Special Concentration Obligor and (b) the denominator of which is the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool at such time.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.
“Originator” and “Originators” have the meaning set forth in the Purchase and Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators in accordance with the terms of the Purchase and Sale Agreement.
“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a

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security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, filing, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than any assignment requested by the Borrower).
“Participant” has the meaning set forth in Section 14.03(e).
“Participant Register” has the meaning set forth in Section 14.03(f).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Werner Party or any ERISA Affiliate, (b) has at any time within the preceding five (5) years been maintained, funded or administered for the employees of any Werner Party or any current or former ERISA Affiliates or (c) any Werner Party or any ERISA Affiliate has any liability (contingent or otherwise).
“Percentage” means, at any time of determination, with respect to any Committed Lender, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans being funded by the Lenders in such Committed Lender’s Group at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Committed Lenders at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans at such time.
“Person” means a natural individual, partnership, sole proprietorship, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, any Governmental Authority or any other entity of whatever nature.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Portion of Capital” means, with respect to any Lender and its related Capital, the portion of such Capital being funded or maintained by such Lender by reference to a particular interest rate basis.
“Post-Closing Date” means the date that is ninety days following the Closing Date.

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“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Lender, (b) the issuance of one or more surety bonds for which any Conduit Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Lender to any Program Support Provider of any Loan (or portions thereof or participation interest therein) maintained by such Conduit Lender and/or (d) the making of loans and/or other extensions of credit to any Conduit Lender in connection with such Conduit Lender’s receivables-securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes, with respect to any Conduit Lender, any Liquidity Provider and any other Person (other than any customer of such Conduit Lender) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender pursuant to any Program Support Agreement.
“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date, among the Servicer, the Originators and the Borrower, as such agreement may be amended, supplemented or otherwise modified from time to time.
“Purchase and Sale Termination Date” has the meaning set forth in the Purchase and Sale Agreement.
“Purchase and Sale Termination Event” has the meaning set forth in the Purchase and Sale Agreement.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Rating Agency” means each of S&P, Fitch and Moody’s (and/or each other rating agency then rating the Notes of any Conduit Lender).
“Receivable” means any account receivable or other right to payment from a Person, whether constituting an account, chattel paper, payment intangible, instrument or a general intangible, in each case, arising from the sale of goods, provided or to be provided, or provision of services, rendered or to be rendered, by any Originator pursuant to a Contract, including the right to payment of any interest, finance charges, fees and other payment obligations of such Person with respect thereto; provided, however, that the term “Receivable” shall not include any Excluded Receivable. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.
“Receivables Pool” means at any time of determination, all of the then outstanding Receivables sold or contributed or purported to be sold or contributed to Borrower pursuant to the Purchase and Sale Agreement and which are then owned by the Borrower.

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“Records” means all Contracts and other documents, instruments, books, records, purchase orders, agreements, reports and other information (including computer programs, tapes, disks, other information storage media, data processing software and related property and rights) prepared or maintained by any Werner Party with respect to, or that evidence or relate to, the Pool Receivables, the Obligors of such Pool Receivables, any Related Security or the origination, collection or servicing of any of the foregoing.
“ReedTMS Account” means that certain account (and any related lock-box or post office box) with account number 2025369 maintained at Valley National Bank in the name of Reed Transportation Services Inc.
“ReedTMS Account Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate amount of Collections on Pool Receivables that were deposited in the ReedTMS Account during the most recently ended Settlement Period, exceeds (b) 10.0% (or on or after the Post-Closing Date, 0.0%) of the aggregate amount of Collections on Pool Receivables that were received during the most recently ended Settlement Period.
“Register” has the meaning set forth in Section 14.03(c).
“Related Committed Lender” means with respect to any Conduit Lender, each Committed Lender listed as such for each Conduit Lender as set forth on the signature pages of this Agreement or in any Assignment and Acceptance Agreement.
“Related Conduit Lender” means, with respect to any Committed Lender, each Conduit Lender which is, or pursuant to any Assignment and Acceptance Agreement or otherwise pursuant to this Agreement becomes, included as a Conduit Lender in such Committed Lender’s Group, as designated on its signature page hereto or in such Assignment and Acceptance Agreement or other agreement executed by such Committed Lender, as the case may be.
“Related Security” means, with respect to any Receivable:
(a)    all of the Borrower’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;
(b)    all instruments and chattel paper that may evidence such Receivable;
(c)    all Deposit Balances and all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(d)    all of the Borrower’s and each Originator’s rights, interests and claims under all insurance contracts and insurance payments with respect to, or otherwise allocable to, such Receivable or any property that generated such Receivable;

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(e)    all of the Borrower’s and each Originator’s rights, interests and claims under the related Contracts and all supporting obligations, guaranties, indemnities, letters of credit (including letter of credit rights), insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(f)    all books and records of the Borrower and each Originator to the extent related to any of the foregoing, including all Records related to the foregoing;
(g)    all of the Borrower’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents; and
(h)    all Collections and other proceeds (as defined in the UCC) of any of the foregoing.
“Release” has the meaning set forth in Section 4.01(a).
“Representatives” has the meaning set forth in Section 14.06(c).
“Required Capital Amount” means $17,500,000.
“Required Reserve Percentage” means, on any day, the sum of (a) the Yield Reserve Percentage, plus (b) the greater of (i) the sum of (A) the Dynamic Loss Reserve Percentage, plus (B) the Dilution Reserve Percentage and (ii) the sum of (A) the Loss Reserve Floor Percentage, plus (B) the Dilution Reserve Floor Percentage.
“Required Reserves” means, on any day, an amount determined as follows:
RRP x NPB
where:
RRP    =    the Required Reserve Percentage on such day; and
NPB    =    the Net Pool Balance on such day.

“Responsible Officer” means the chief executive officer, president, general counsel, any vice president, the chief financial officer, the controller, the treasurer or the assistant treasurer or other similar officer of the applicable Werner Party or any employee of any Werner Party responsible for the administration of the obligations of any Werner Party under this Agreement or any other Transaction Document.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.
“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, the

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Crimea Region of Ukraine, the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.
“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Credit Extensions will be used, or (c) from which repayment of the Credit Extensions will be derived.
“Scheduled Termination Date” means March 27, 2028, as such date may be extended from time to time pursuant to Section 2.02(g).
“SEC” means the U.S. Securities and Exchange Commission or any successor governmental agencies.
“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person.
“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.
“Security” is defined in Section 2(a)(1) of the Securities Act.
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicer Indemnified Amounts” has the meaning set forth in Section 13.02(a).
“Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).
“Servicing Fee” means the fee referred to in Section 9.07(a) of this Agreement.
“Servicing Fee Rate” means the rate referred to in Section 9.07(a) of this Agreement.

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“Settlement Date” means with respect to any Portion of Capital for any Interest Period or any Interest or Fees, (i) so long as no Event of Default has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Default has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Group Agents) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.
“Settlement Period” means:
(a)    the period from the Closing Date to the end of the calendar month in which such Closing Date occurs; and
(b)    thereafter, each subsequent calendar month;
provided, that the last Settlement Period shall end on the Final Payout Date.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR (including, for the avoidance of doubt, Daily Adjusted Term SOFR).
“Solvent” means, with respect to any Person and as of any time of determination, (i) the fair value of the assets of such Person, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liabilities of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are currently conducted and are proposed to be conducted.
“Special Concentration Obligor” means each of the Obligors specified in the table below; provided, however, that (i) the Majority Group Agents may, in their sole discretion upon not less than ten (10) Business Days’ notice to the Borrower, terminate any Obligor as a “Special Concentration Obligor” or reduce any percentage set forth in the table below and (ii) any Obligor shall be immediately terminated as a “Special Concentration Obligor” if such Obligor would otherwise qualify as a Group D Obligor. At any time following the termination of any Obligor as a “Special Concentration Obligor”, the Concentration Percentage for such Obligor shall be determined pursuant to clause (a) of the definition of “Concentration Percentage”.

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Special Concentration Obligor	Special Concentration Percentage
Dollar General Corp.	15.0%

“Subordinated Note” has the meaning set forth in the Purchase and Sale Agreement.
“Sub-Servicer” has the meaning set forth in Section 9.01(d).
“Subsidiary” means, with respect to any Person: (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture, limited liability company or similar entity of which (A) more than 50% of the voting interests or general partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Supplier Receivable” means any Pool Receivable the Obligor of which is a material supplier (or an Affiliate thereof) to any Originator or any of its respective Affiliates.
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholding) imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.
“TD Bank” has the meaning set forth in the preamble to this Agreement.
“Term SOFR” means, for any calculation on any day, the Term SOFR Reference Rate for a tenor of one month, as such rate is published by the Term SOFR Administrator on such day, or if such day is not a U.S. Government Securities Business Day or such rate is not published by 5:00 p.m. (New York City time) on such day, such rate as of the immediately preceding U.S. Government Securities Business Day. Such rate of interest will be adjusted daily based upon changes in the Term SOFR Reference Rate for a tenor of one month without notice to the Borrower.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

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“Term SOFR Reference Rate” means the one-month forward-looking term rate based on SOFR.
“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01, (c) the date that is 90 days prior to the current “Revolving Credit Maturity Date” (or such other similar term) under and as defined in the Credit Agreement and (d) the date selected by the Borrower on which all Commitments have been reduced to zero pursuant to Section 2.02(e).
“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of the Threshold Amount: (a) a “Reportable Event” described in Section 4043 of ERISA, or (b) the withdrawal of any Werner Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Werner Party or any ERISA Affiliate.
“Threshold Amount” has the meaning set forth in the Credit Agreement (as in effect on the Closing Date). If, after the Closing Date, the term Threshold Amount (or any of the defined terms used in connection with any such term) is amended or modified, then the term Threshold Amount or the defined terms used therein, as applicable, shall, for all purposes of this Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended or modified, if at the time of the effectiveness of such amendment or modification, (i) each Lender (or an Affiliate thereof) and the Administrative Agent is a party to the Credit Agreement, (ii) each Lender (or an Affiliate thereof) and the Administrative Agent consented in writing to such amendment, modification or waiver under the Credit Agreement and (iii) such amendment, modification or waiver is consummated in accordance with the terms of the Credit Agreement. In the event the Credit Agreement is terminated, the term Threshold Amount and respective meanings assigned to related terms immediately preceding such termination shall continue for all purposes of this Agreement.

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“Transaction Documents” means this Agreement, the Purchase and Sale Agreement, the Lock-Box Agreements, the Fee Letter, each Subordinated Note and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unbilled Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivable that constitute Eligible Unbilled Receivables at such time, exceeds (b) 35.0% (or if a DSO Trigger Event has occurred and is continuing, 25.0%) of the aggregate Unpaid Balance of all Eligible Receivables at such time.
“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof.
“Unmatured Event of Default” means any event which, with the giving of notice or lapse of time, or both, would become an Event of Default.
“Unpaid Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.
“U.S. Dollars” means dollars in lawful money of the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).
“Voting Stock” of any Person means the common stock of such Person and any other security of, or ownership interest in, such Person having ordinary voting power to elect a majority of the board of directors (or other Persons serving similar function) of such Person.
“Wells Fargo” means Wells Fargo Bank, National Association.
“Werner” has the meaning set forth in the preamble to this Agreement.
“Werner Parties” means Werner, the Servicer, the Borrower and each Originator.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Yield Reserve Percentage” means on any day an amount determined as follows:

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SF x DSO x (BR + SFR)
360
where:
SF    =    1.5;
BR        =    the Base Rate on such day;
SFR    =    the Servicing Fee Rate; and
DSO    =    the Days’ Sales Outstanding for the most recently ended Settlement Period.
SECTION 1.02. Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (l) if any calculation to be made hereunder refers to a Settlement Period (or any portion thereof) that would have occurred prior to the Closing Date, such reference shall be deemed to be a reference to a calendar month; and (m) the term “or” is not exclusive.
ARTICLE II
TERMS OF THE LOANS

SECTION 2.01. Loan Facility. Upon a request by the Borrower pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Conduit Lenders, ratably, in

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accordance with the aggregate of the Commitments of the Related Committed Lenders with respect to each such Conduit Lender, severally and not jointly, may, in their sole discretion, make Loans to the Borrower on a revolving basis, and if and to the extent any Conduit Lender does not make any such requested Loan or if any Group does not include a Conduit Lender, the Related Committed Lender(s) for such Conduit Lender or the Committed Lender for such Group, as the case may be, shall, ratably in accordance with their respective Commitments, severally and not jointly, make such Loans to the Borrower, in either case, from time to time during the period from the Closing Date to the Termination Date. Under no circumstances shall any Lender be obligated to make any such Loan if, after giving effect to such Loan:
(i)the Aggregate Capital would exceed the Facility Limit at such time;
(ii)the sum of (A) the Capital of such Lender, plus (B) the aggregate outstanding Capital of each other Lender in its Group, would exceed the Group Commitment of such Lender’s Group;
(iii)if such Lender is a Committed Lender, the aggregate outstanding Capital of such Committed Lender would exceed its Commitment; or
(iv)the Aggregate Capital would exceed the Borrowing Base at such time.
SECTION 2.02. Making Loans; Repayment of Loans. (a) Each Loan hereunder shall be made on at least two (2) Business Days’ prior written request from the Borrower to the Administrative Agent and each Group Agent in the form of a Loan Request attached hereto as Exhibit A. Each such request for a Loan shall be made no later than 11:00 a.m. (New York City time) on a Business Day (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of the Loan(s) requested (which shall be denominated in U.S. Dollars and not be less than $2,500,000 and shall be an integral multiple of $100,000), (ii) the allocation of such amount among the Groups (which shall be ratable based on the Group Commitments), (iii) the account to which the proceeds of such Loan shall be distributed and (iv) the date such requested Loan is to be made (which shall be a Business Day).
(b)On the date of each Loan specified in the applicable Loan Request, the Lenders shall, upon satisfaction of the applicable conditions set forth in Article VI and pursuant to the other conditions set forth in this Article II, make available to the Borrower in same day funds an aggregate amount equal to the amount of such Loans requested, at the account set forth in the related Loan Request.
    Notwithstanding anything to the contrary set forth in this Section 2.02(b) or otherwise in this Agreement, the parties hereto hereby acknowledge and agree that any Committed Lender may, in its sole discretion, by written notice (a “Delayed Funding Notice”) delivered to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York City time) on the Business Day immediately preceding the date such proposed Loan is to be made elect with respect to any Loan to pay its ratable portion of the amount of the Loan requested on or before the thirty-fifth (35th) day following the date of the related Loan Request (or if such day is not a Business Day, then on the next

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succeeding Business Day) (the “Delayed Funding Date”), rather than on the date requested in such Loan Request (any Committed Lender making such an election, a “Delayed Committed Lender”).

    No Delayed Committed Lender (or, for the avoidance of doubt, the related Conduit Lender) shall be obligated to pay its ratable portion of the amount of the Loan requested until the applicable Delayed Funding Date. A Delayed Committed Lender shall pay its ratable portion of the amount of the Loan requested on the applicable Delayed Funding Date in accordance with this Section 2.02(b); provided, however, that a Delayed Committed Lender (or, for the avoidance of doubt, the related Conduit Lender) may, in its sole discretion, pay its ratable portion of the amount of the Loan requested on any Business Day prior to such Delayed Funding Date. The Borrower shall be obligated to accept the proceeds of such Delayed Committed Lender’s portion of the amount of the Loan requested on the applicable Delayed Funding Date in accordance with this Section 2.02(b).
(c)Each Committed Lender’s obligation shall be several, such that the failure of any Committed Lender to make available to the Borrower any funds in connection with any Loan shall not relieve any other Committed Lender of its obligation, if any, hereunder to make funds available on the date such Loans are requested (it being understood, that no Committed Lender shall be responsible for the failure of any other Committed Lender to make funds available to the Borrower in connection with any Loan hereunder).
(d)The Borrower shall repay in full the outstanding Capital of each Lender on the Final Maturity Date. Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the outstanding Capital of the Lenders to the extent required under Section 4.01 and otherwise in accordance therewith. Notwithstanding the foregoing, the Borrower, in its discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Lenders on any Business Day upon two (2) Business Days’ prior written notice thereof to the Administrative Agent and each Group Agent in the form of a Reduction Notice attached hereto as Exhibit B; provided, however, that (i) each such prepayment shall be in a minimum aggregate amount of $1,000,000 and shall be an integral multiple of $100,000; provided, however that notwithstanding the foregoing, a prepayment may be in an amount necessary to reduce any Borrowing Base Deficit existing at such time to zero, and (ii) any accrued Interest and Fees and any associated Breakage Fees in respect of such prepaid Capital shall be paid on the immediately following Settlement Date (to the extent such prepayment date is not a Settlement Date).
(e)The Borrower may, at any time upon at least thirty (30) days’ prior written notice to the Administrative Agent and each Group Agent, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit to an amount less than $200,000,000. In connection with any partial reduction in the Facility Limit, the Commitment of each Committed Lender shall be ratably reduced.
(f)In connection with any reduction of the Commitments, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Lenders, cash in an amount sufficient to pay (A) Capital of Lenders in each Group in excess of the Group Commitment of such Group and (B) all other outstanding Borrower Obligations with

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respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Borrower Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Capital, and second to the payment of the remaining outstanding Borrower Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Lenders.
(g)Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, the Borrower may from time to time advise the Administrative Agent and each Group Agent in writing of its desire to extend the Scheduled Termination Date for an additional 364 day period, provided that such request is made not more than one hundred twenty (120) days prior to, and not less than sixty (60) days prior to, the then current Scheduled Termination Date. The Administrative Agent and each Committed Lender (or its Group Agent on its behalf) shall notify the Borrower and the Administrative Agent in writing whether or not such Person is agreeable to such extension (it being understood that the Administrative Agent and the Committed Lenders may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than thirty (30) days prior to the then current Scheduled Termination Date; provided, however, that if the Administrative Agent or any Committed Lender fails to so notify the Borrower and the Administrative Agent, the Administrative Agent or such Committed Lender, as the case may be, shall be deemed to have declined such extension. In the event that the Administrative Agent and one or more Committed Lenders have so notified the Borrower and the Administrative Agent in writing that they are agreeable to such extension, the Borrower, the Servicer, the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders shall enter into such documents as the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders may deem necessary or appropriate to effect such extension, and all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders in connection therewith (including Attorney Costs) shall be paid by the Borrower. In the event any Committed Lender declines such request to extend the Scheduled Termination Date or is deemed to have declined such extension, such Committed Lender’s Group shall be an “Exiting Group” for all purposes of this Agreement.
(h)Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, upon notice to the Administrative Agent and each Group Agent, the Borrower may from time to time request that each of the Committed Lenders ratably increase their respective Commitments, in an aggregate amount such that after giving effect thereto the Facility Limit shall not exceed $350,000,000; provided, that each such request for an increase shall be in a minimum aggregate amount of $25,000,000 or integral multiples of $1,000,000 in excess thereof. At the time of sending such notice with respect to the Committed Lenders, the Borrower (in consultation with the Administrative Agent) shall specify (i) the aggregate amount of such increase and (ii) the time period within which the Committed Lenders are requested to respond to the Borrower’s request (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Administrative Agent). Each of the Committed Lenders (or its Group Agent on its behalf) shall notify the Administrative Agent, the Borrower and the Servicer within the applicable time period (which shall not be less than ten (10) Business Days) whether or not such

39

Committed Lender agrees (such agreement not to be unreasonably withheld or delayed) to make such ratable increase to such Committed Lender’s Commitment or otherwise agrees to any lesser increase in its Commitment. Any Committed Lender not responding within such time period shall be deemed to have declined to consent to an increase in such Committed Lender’s Commitment. If the Commitment of any Committed Lender is increased in accordance with this Section 2.02(h), the Administrative Agent, the Group Agents, the Committed Lenders, the Borrower and the Servicer shall determine the effective date with respect to such increase and shall enter into such documents as agreed to by such parties to document such increase; it being understood and agreed that the Administrative Agent or any Committed Lender increasing its Commitment pursuant to this Section 2.02(h) may request any of (w) resolutions of the board of directors of the Borrower approving or consenting to such Commitment increase and authorizing the execution, delivery and performance of any amendment to this Agreement, (x) a corporate and enforceability opinion of counsel of the Borrower, (y) such other documents, agreements and opinions reasonably requested by such Committed Lender or the Administrative Agent and (z) certain upfront fees.
SECTION 2.03. Interest and Fees.
(a)On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 4.01, pay to each Group Agent, each Lender and the Administrative Agent, as applicable, certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the members of the applicable Group (or their Group Agent on their behalf) and/or the Administrative Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”).
(b)Each Loan of each Lender and the Capital thereof shall accrue interest on each day when such Capital remains outstanding at the then applicable Interest Rate for such Loan. The Borrower shall pay all Interest, Fees and Breakage Fees accrued during each Interest Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01.
(c)In connection with the use or administration of Term SOFR (including in connection with Daily Adjusted Term SOFR), the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Borrower and the Group Agents of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
SECTION 2.04. Records of Loans. Each Group Agent shall record in its records, the date and amount of each Loan made by the Lenders in its Group hereunder, the interest rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 14.03(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction

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Documents to repay the Capital of each Lender, together with all Interest accruing thereon and all other Borrower Obligations.
ARTICLE III

[RESERVED]
ARTICLE IV

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS
SECTION 4.01. Settlement Procedures.
(a)The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained and controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Borrower or received in any Lock-Box Account or the ReedTMS Account; provided, however, that so long as each of the conditions precedent set forth in Section 6.03 are satisfied on such date, the Servicer may release to the Borrower from such Collections the amount (if any) necessary to pay the purchase price for Receivables purchased by the Borrower on such date in accordance with the terms of the Purchase and Sale Agreement (each such release, a “Release”). On each Settlement Date, the Servicer (or, following its assumption of control of the Lock-Box Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority:
(i)first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to the Servicer);
(ii)second, to each Lender and other Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest, Fees and Breakage Fees due to such Lender and other Credit Party for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;
(iii)third, as set forth in clause (x), (y) or (z) below, as applicable:
(x)    prior to the occurrence of the Termination Date, to the extent that a Borrowing Base Deficit exists on such date, to the Lenders (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment of a portion of the outstanding Aggregate Capital at such time, in

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an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0);
(y)    on and after the occurrence of the Termination Date, to each Lender (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment in full of the aggregate outstanding Capital of such Lender at such time; or
(z)    prior to the occurrence of the Termination Date, at the election of the Borrower and in accordance with Section 2.02(d), to each Lender for the payment of all or any portion of the outstanding Capital of the Lenders at such time (ratably, based on the aggregate outstanding Capital of each Lender at such time);
(iv)fourth, to the Credit Parties that are then members of an Exiting Group (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to such Credit Parties;
(v)fifth, to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties; and
(vi)sixth, the balance, if any, to be paid to, or at the direction of, the Borrower for its own account.
(b)All payments or distributions to be made by the Servicer, the Borrower and any other Person to the Lenders (or their respective related Affected Persons and the Borrower Indemnified Parties), shall be paid or distributed to the related Group Agent at its Group Agent’s Account. Each Group Agent, upon its receipt in the applicable Group Agent’s Account of any such payments or distributions, shall distribute such amounts to the applicable Lenders, Affected Persons and the Borrower Indemnified Parties within its Group ratably; provided that if such Group Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, such Group Agent shall pay such amounts to the applicable Lenders, Affected Persons and the Borrower Indemnified Parties within its Group in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person in such Group) among all such Persons in such Group entitled to payment thereof.
(c)If and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in any insolvency proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Credit Party, such Affected Person or such Borrower Indemnified Party, as the case may be, shall have a claim against the Borrower for such amount.

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(d)For the purposes of this Section 4.01:
(i)if on any day the Unpaid Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Borrower, any Originator, the Servicer or any Affiliate of the Servicer, or any setoff, counterclaim or dispute between the Borrower or any Affiliate of the Borrower, an Originator or any Affiliate of an Originator, or the Servicer or any Affiliate of the Servicer, and an Obligor, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to a Lock-Box Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 4.01(a);
(ii)if on any day any of the representations or warranties in Section 7.01 is not true with respect to any Pool Receivable, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay the amount of such deemed Collection to a Lock-Box Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 4.01(a) (Collections deemed to have been received pursuant to this Section 4.01(d) are hereinafter sometimes referred to as “Deemed Collections”);
(iii)except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and
(iv)if and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any insolvency proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrower and, accordingly, such Person shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
SECTION 4.02. Payments and Computations, Etc. (a) All amounts to be paid by the Borrower or the Servicer to the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party hereunder shall be paid no later than noon (New York City time) on the day when due in same day funds to the applicable Group Agent’s Account.
(b)Each of the Borrower and the Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.00% per annum above the Base Rate, payable on demand.

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(c)All computations of interest under subsection (b) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.
ARTICLE V

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST
SECTION 5.01. Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person;
(ii)subject any Affected Person to any Taxes (except to the extent such Taxes are (A) Indemnified Taxes for which relief is sought under Section 5.03, (B) Taxes described in clauses (b) or (c) of the definition of Excluded Taxes or (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Affected Person or any other condition, cost or expense (other than Taxes) (A) affecting the Collateral, this Agreement, any other Transaction Document, any Program Support Agreement, any Loan or any participation therein or (B) affecting its obligations or rights to make Loans;
and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent, a Group Agent or a Lender hereunder or as a Program Support Provider with respect to the transactions contemplated hereby, (B) funding or maintaining any Loan or (C) maintaining its obligation to fund or maintain any Loan, or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person (or its Group Agent), the Borrower shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.
(b)Capital and Liquidity Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any,

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or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any other Transaction Document or any related Program Support Agreement, (C) the Loans made by such Affected Person, or (D) any Capital, to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person (or its Group Agent), the Borrower will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge.
(c)Certificates for Reimbursement. A certificate of an Affected Person (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.
(d)Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation.
SECTION 5.02. Funding Losses.
(a)The Borrower will pay each Lender all Breakage Fees.
(b)A certificate of a Lender (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Lender, as specified in clause (a) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Lender the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate. Any Breakage Fees that are not paid on such first Settlement Date shall continue to be owing under this Agreement until paid in full.
SECTION 5.03. Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment to a Credit Party, Affected Person or Borrower Indemnified Party, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an

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Indemnified Tax, then the sum payable by the Borrower or such Affiliate shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Credit Party, Affected Person or Borrower Indemnified Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent (or, as applicable, the applicable Affected Person), timely reimburse it for the payment of, any Other Taxes.
(c)Indemnification by the Borrower. The Borrower shall indemnify each Affected Person, within ten days after demand therefor, for the full amount of any (i) Indemnified Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (ii) any incremental Taxes that arise because a Loan is not treated for U.S. federal, state, local or franchise tax purposes in a manner consistent with the Intended Tax Treatment (including any reasonable expenses (other than Taxes) arising out of, relating to, or resulting from the foregoing). Promptly upon having knowledge that any such Indemnified Taxes have been levied, imposed or assessed, and promptly upon notice by the Administrative Agent or any Affected Person (or its related Group Agent), the Borrower shall pay such Indemnified Taxes directly to the relevant taxing authority or Governmental Authority; provided that neither the Administrative Agent nor any Affected Person shall be under any obligation to provide any such notice to the Borrower. A certificate as to the amount of such payment or liability delivered to the Borrower by an Affected Person (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Person, shall be conclusive absent manifest error.
(d)Indemnification by the Lenders. Each Lender (other than the Conduit Lenders) shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons (but only to the extent that the Borrower and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Borrower, the Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons to comply with Section 14.03(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender (or its Group Agent) by the Administrative Agent shall be conclusive absent manifest error. Each Lender (other than the Conduit Lenders) hereby authorizes the Administrative Agent to set off and apply any and all

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amounts at any time owing to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).
(e)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any of its Affiliates to a Governmental Authority pursuant to this Section 5.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(f)(ii)(A), 5.03(f)(ii)(B) and 5.03(g)) shall not be required if, in such Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date such Lender becomes a Lender under this Agreement and from time to time upon the reasonable request of the Borrower or the Administrative Agent, executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; and
(B)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Borrower or the Administrative Agent) on or prior to the date such Lender becomes a Lender under this Agreement and from time to time upon the reasonable request of the Borrower or the Administrative Agent, whichever of the following is applicable:

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(1)in the case of such a Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of Internal Revenue Service Form W-8ECI;
(3)in the case of such a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable; or
(4)to the extent such Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.
(C)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or prior to the date such Lender becomes a Lender under this Agreement and from time to time upon the reasonable request of the Borrower or the Administrative Agent, executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding

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Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(g)Documentation Required by FATCA. If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Credit Party or any other Affected Person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Borrower Obligations and the Servicer’s obligations hereunder.
(i)Updates. Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 5.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
SECTION 5.04. Inability to Determine Rates. Subject to Section 5.06, if at any time:
(a)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or
(b)any Group Agent determines that for any reason in connection with any SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR with respect to the SOFR Loan does not adequately and fairly reflect the cost to an Affected Person of making or maintaining such Loan at such time, the Administrative Agent, in the case of clause (a), will promptly notify the Borrower and each Group Agent and the applicable Group Agent, in the case of clause (b), will promptly notify the Borrower, the Administrative Agent and each other Group Agent, in each case, of such determination.

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Upon delivery of any such notice, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Loans to SOFR Loans, shall be suspended until the Administrative Agent, in the case of clause (a), or the applicable Group Agent, in the case of clause (b), in each case, acting reasonably and in good faith, determines that the circumstances giving rise to any such determination have ceased and revokes such notice. Upon receipt of any such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans.
SECTION 5.05. Security Interest.
(a)As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Interest in respect of the Loans and all other Borrower Obligations, the Borrower hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Borrower under the Purchase and Sale Agreement, (vi) all other personal and fixture property or assets of the Borrower of every kind and nature, including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC), (vii) all other personal and fixture property and assets of the Borrower of every kind and nature and (viii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.
(b)The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Borrower hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.
SECTION 5.06. Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark

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Replacement Date have occurred prior to any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date the Administrative Agent has given notice of such Benchmark Replacement to all Group Agents and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Group Agents comprising the Majority Group Agents.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Group Agents of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.06(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Group Agent (or group of Lenders or Group Agents) pursuant to this Section 5.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 5.06.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service commonly used in the banking industry for such purpose that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and consistent with such selection generally under other substantially similar syndicated credit facilities for which it acts as the administrative agent or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may, at or after such time, remove such unavailable or non-representative tenor as an interest rate option hereunder and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that

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it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Loan of, conversion to or continuation of Loans based on the then applicable Benchmark during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Base Rate Loans.
    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, any Portion of Capital of any Lender that is not funded through the issuance of commercial paper (directly or through a Conduit Lender) shall be funded or maintained by reference to the Base Rate during such Benchmark Unavailability Period, and the Base Rate shall automatically replace Daily Adjusted Term SOFR for purposes of clause (b) of the definition of “Interest Rate” with respect to such Portion of Capital during such Benchmark Unavailability Period.
(f)Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to SOFR, the Term SOFR Reference Rate, Daily Adjusted Term SOFR or Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement) (other than, for the avoidance of doubt, with respect to its obligation to apply this Section 5.06 and the related defined terms in accordance with the express terms thereof), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to SOFR, the Term SOFR Reference Rate, Daily Adjusted Term SOFR or Term SOFR (or any other Benchmark) or has the same volume or liquidity as did SOFR, the Term SOFR Reference Rate, Daily Adjusted Term SOFR or Term SOFR (or any other Benchmark), (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 5.06, including whether or not a Benchmark Transition Event has occurred, the delivery or non-delivery of any notices required by clause (c) above or otherwise in accordance with this Section 5.06, and (iv) the effect of any of the foregoing provisions of this Section 5.06.
For purposes of this Section 5.06, the following terms have the following meanings:
    “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed by the Administrative Agent pursuant to Section 5.06(d).
    “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current

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Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.06(a).
    “Benchmark Replacement” means, for any Available Tenor with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined as provided above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.
    “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
    “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement

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or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
    “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction

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Document in accordance with Section 5.06 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 5.06.
“Floor” means zero (0.00%) per annum.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
SECTION 5.07. Mitigation Obligations. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Affected Person or to any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking the related Loans hereunder or to assign and delegate (or cause to be assigned and delegated) such Lender’s rights and obligations hereunder to another office, branch or Affiliate of such Lender if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out of pocket costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
SECTION 5.08. Illegality. If any Lender (or Group Agent on its behalf) determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Daily Adjusted Term SOFR or Term SOFR, or to determine or charge interest based on SOFR, the Term SOFR Reference Rate, Daily Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender’s Group Agent to the Borrower, the Administrative Agent and each other Group Agent (an “Illegality Notice”), any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Loans to SOFR Loans, shall be suspended. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Group Agent (with a copy to the Administrative Agent and the other Group Agents), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans immediately until the Administrative Agent is advised in writing by each affected Group Agent or Lender that it is no longer illegal for such Lender to determine or charge interest rates based on SOFR, the Term SOFR Reference Rate, Daily Adjusted Term SOFR or Term SOFR.
ARTICLE VI

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS
SECTION 6.01. Conditions Precedent to Effectiveness and the Initial Credit Extension. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent

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shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit I hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Borrower on the Closing Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents.
SECTION 6.02. Conditions Precedent to All Credit Extensions. Each Credit Extension hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(a)the Borrower shall have delivered to the Administrative Agent and each Group Agent a Loan Request for such Loan, in accordance with Section 2.02(a);
(b)the Servicer shall have delivered to the Administrative Agent and each Group Agent all Information Packages required to be delivered hereunder;
(c)the restrictions with respect to such Credit Extension specified in Section 2.01(i) through (iv) shall not be violated;
(d)on the date of such Credit Extension the following statements shall be true and correct (and upon the occurrence of such Credit Extension, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(i)the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;
(iii)no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension;
(iv)the Aggregate Capital does not exceed the Facility Limit; and
(v)the Termination Date has not occurred.
SECTION 6.03. Conditions Precedent to All Releases. Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(a)after giving effect to such Release, the Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest, Fees and Breakage Fees, in each case, through the date of such Release, (y) the amount of any Borrowing Base Deficit and (z) the amount of all other accrued and unpaid Borrower Obligations through the date of such Release;

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(b)the Borrower shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by the Borrower in accordance with the terms of the Purchase and Sale Agreement; and
(c)on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(i)the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Release;
(iii)no Borrowing Base Deficit exists or would exist after giving effect to such Release; and
(iv)the Termination Date has not occurred.
ARTICLE VII

REPRESENTATIONS AND WARRANTIES
SECTION 7.01. Representations and Warranties of the Borrower. The Borrower represents and warrants to each Credit Party, as of the Closing Date, on each Settlement Date, on the date of each Release and on each day on which a Credit Extension shall have occurred, as follows:
(a)Organization and Good Standing. It has been duly and solely organized in, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and will be conducted as contemplated herein, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables.
(b)Due Qualification. It is in good standing in the State of Delaware, and has obtained all necessary licenses, approvals and qualifications, if any, in connection with its execution and delivery of the Transaction Documents to which it is a party, the purchase of the Receivables pursuant to the Purchase and Sale Agreement and the performance by it of its obligations contemplated in the Transaction Documents.
(c)Power and Authority; Due Authorization. It (i) has all necessary limited liability company power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of and perform its obligations under the Transaction Documents to which it is a party, (C) acquire the Pool Receivables

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and Related Security pursuant to the Purchase and Sale Agreement and own, sell, pledge, hold, maintain, collect and service the Pool Receivables and Related Security and (D) grant a security interest in the Collateral on the terms and conditions herein provided and (ii) has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party in any capacity and the grant of a security interest in the Collateral on the terms and conditions herein provided.
(d)Valid Security; Binding Obligations. This Agreement constitutes a granting of a valid security interest in the Collateral to the Administrative Agent (on behalf of the Secured Parties), enforceable against creditors of, and purchasers from, the Borrower; and this Agreement constitutes, and each other Transaction Document to be signed by the Borrower when duly executed and delivered by it will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under, (A) its certificate of formation or limited liability company agreement, or (B) any indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Borrower’s properties pursuant to the terms of any such indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents, or (iii) violate any Applicable Law applicable to it or any of its properties.
(f)Litigation. There are no actions, suits or proceedings pending nor, to its actual knowledge, threatened in writing against or in any other way relating adversely to or affecting any Werner Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.
(g)Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document to which it is a party, except for (i) the filing of the UCC financing statements referred to in Article VI, all of which, at the time required in Article VI, shall have been duly filed and shall be in full force and effect, (ii) those that have been made or obtained and are in full force and effect, or (iii) those that are not currently required.
(h)Litigation. No injunction, decree or other decision has been issued or made by any Governmental Authority against the Borrower or its properties, and no threat by any Person has been made to attempt to obtain any such decision against it or its properties.

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(i)Use of Proceeds. The use of all funds obtained by the Borrower under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Federal Reserve Board.
(j)Quality of Title. The Borrower has acquired, for fair consideration and reasonably equivalent value, all of the right, title and interest of the applicable Originator in each Pool Receivable and the Related Security. Each Pool Receivable and the Related Security is owned by the Borrower free and clear of any Adverse Claim; the Administrative Agent shall have acquired and shall at all times thereafter continuously maintain a valid and perfected first priority perfected security interest in each Pool Receivable and Collections and proceeds of any of the foregoing, free and clear of any Adverse Claim; and no financing statement or other instrument similar in effect covering any Pool Receivable and any interest therein is on file in any recording office except such as may be filed (i) in favor of the Borrower in accordance with any Transaction Document (and assigned to the Administrative Agent), or (ii) in favor of the Administrative Agent in accordance with this Agreement or any Transaction Document.
(k)Accurate Reports. No Information Package or any other information, exhibit, financial statement, document, book, record or report furnished by or on behalf of any Werner Party or any of their respective Affiliates to Administrative Agent, any Group Agent, any Liquidity Provider or any other Secured Party in connection with the Collateral, this Agreement or the other Transaction Documents: (i) was or will be untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished; or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).
(l)UCC Details. The Borrower’s true legal name as registered in the sole jurisdiction in which it is organized, the jurisdiction of such organization, its organizational identification number, if any, as designated by the jurisdiction of its organization, its federal employer identification number, if any, and the location of its chief executive office and principal place of business are specified in Schedule 7.01(l) and the offices where the Borrower keeps all its Records are located at the addresses specified in Schedule 7.01(l) (or at such other locations, notified to the Administrative Agent in accordance with Section 8.01(f)), in jurisdictions where all actions required under Section 9.06 have been taken and completed. Except as described in Schedule 7.01(l), the Borrower has no, and has never had any, trade names, fictitious names, assumed names or “doing business as” names and the Borrower has never changed the location of its chief executive office or its true legal name, identity or corporate structure. The Borrower is organized only in a single jurisdiction.
(m)Lock-Box Accounts. The names and addresses of all of the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II.

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(n)Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Credit Extension or on the date of any Information Package constitutes an Eligible Receivable on such date.
(o)No Disclosure Required. Under Applicable Law, the Borrower is not required to file a copy of this Agreement or any other Transaction Document with the SEC or any other Governmental Authority, except for the filing of the UCC financing statements referred to in Article VI, all of which, at the time required in Article VI, shall have been duly filed and shall be in full force and effect and any filings with the SEC to be made by Werner.
(p)Security. The Loans being provided for hereunder do not constitute a Security.
(q)Adverse Change. Since January 17, 2025, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Effect.
(r)Credit and Collection Policies. It has engaged Servicer to service the Pool Receivables in accordance with the Credit and Collection Policies and all Applicable Law, and such policies have not changed since the Closing Date, except in accordance with this Agreement.
(s)Compliance with Law. It has complied in all material respects with all Applicable Laws to which it may be subject.
(t)Financial Information. All financial statements of the Borrower delivered to Administrative Agent in accordance with Section 8.02(a) were prepared in accordance with GAAP in effect on such date such statements were prepared and fairly present in all material respects the financial position of the Borrower and its results of operations as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments), as applicable.
(u)Investment Company Act. The Borrower is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.
(v)Covered Fund. The Borrower is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”).  In determining that the Borrower is not a “covered fund” under the Volcker Rule, Borrower is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act.
(w)No Other Obligations. The Borrower does not have outstanding any Security of any kind, except (i) membership interests issued to Werner in connection with its organization and (ii) the Subordinated Notes and has not incurred, assumed, guaranteed or otherwise become directly or indirectly liable for, or in respect of, any Debt and no Person has any commitment or other arrangement to extend credit to the Borrower, in each case, other than as will occur in accordance with the Transaction Documents.

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(x)Representations and Warranties in Other Transactions Documents. The Borrower hereby makes for the benefit of the Administrative Agent and each Credit Party all of the representations and warranties it makes, in any capacity, in the other Transaction Documents to which it is a party as if such representations and warranties (together with the related and ancillary provisions) were set forth in full herein.
(y)Ordinary Course of Business. Each remittance of Collections by or on behalf of the Borrower pursuant to the Transaction Documents and any related accounts of amounts owing hereunder in respect of the Loans will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.
(z)Taxes. The Borrower (i) has timely filed all Tax returns required to be filed by it and (ii) has paid, or caused to be paid, all Taxes, assessments and other governmental charges, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.
(aa)Tax Status. The Borrower (A) is a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person and (B) is not an association (or publicly traded partnership) taxable as an association for U.S. federal income tax purposes. The Borrower is not subject to any Tax in any jurisdiction outside the United States. There is no withholding Tax imposed on payments from Obligors on the Receivables (or such payments are grossed up for any such withholding Tax). The Borrower is not subject to any material Taxes imposed by a state or local taxing authority.
(bb) Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(i)None of (i) the Borrower, any Subsidiary or, to the actual knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the actual knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Transaction Documents, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) is, as of the Closing Date, under administrative, civil or criminal investigation for an alleged violation of, or received written notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.
(ii)Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

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(iii)Each of the Borrower and its Subsidiaries, and to the actual knowledge of the Borrower, director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions.
(iv)No proceeds of any Loan have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 8.01(p).
(cc) Solvency. The Borrower is Solvent.
(dd) Opinions. The facts regarding each Werner Party, the Receivables, the Related Security, the transactions contemplated by the Transaction Documents and the related matters set forth or assumed in each of the true sale and non-consolidation opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(ee) Perfection Representations.
(i)This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s right, title and interest in, to and under the Collateral which, (A) security interest has been perfected and is enforceable against creditors of and purchasers from the Borrower and (B) will be free of all Adverse Claims in such Collateral.
(ii)The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.
(iii)The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claim of any Person.
(iv)All appropriate UCC financing statements, UCC financing statement amendments, and UCC continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Security from each Originator to the Borrower pursuant to the Purchase and Sale Agreement and the grant by the Borrower of a security interest in the Collateral to the Administrative Agent pursuant to this Agreement, in each case.
(v)Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Borrower has not authorized the filing of and is not aware of any financing statements or other lien filing filed against the Borrower that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The Borrower is not aware of any judgment lien, ERISA lien or tax lien filings against the Borrower.

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(ff) The Lock-Boxes and Lock-Box Accounts.
(i)Nature of Lock-Box Accounts. Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.
(ii)Ownership. Each Lock-Box Account is in the name of the Borrower, and the Borrower owns and has good and marketable title to each Lock-Box Account free and clear of any Adverse Claim.
(iii)Perfection. The Borrower has delivered to the Administrative Agent a fully executed Lock-Box Agreement relating to each Lock-Box Account, pursuant to which each applicable Lock-Box Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Lock-Box Account without further consent by the Borrower, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Lock-Box Account.
(iv)Instructions. None of the Lock-Box Accounts is in the name of any Person other than the Borrower. Neither the Borrower nor the Servicer has consented to the applicable Lock-Box Bank complying with instructions of any Person other than the Administrative Agent.
(gg) No Event of Default. No event has occurred and is continuing and no condition exists, or would result from any Loan or Release or from the application of proceeds therefrom, that constitutes or may reasonably be expected to constitute an Event of Default or Unmatured Event of Default.
(hh) Beneficial Ownership Certification. As of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct.
SECTION 7.02. Representations and Warranties of the Servicer. The Servicer represents and warrants to each Credit Party, as of the Closing Date, on each Settlement Date, on the date of each Release and on each day on which a Credit Extension shall have occurred, as follows:
(a)Organization and Good Standing. It has been duly organized and is validly existing as a corporation (or other business entity in the case of any successor of the Servicer) in good standing under the Applicable Laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, except where the failure to be in good standing or have such power or authority could not reasonably be expected to have a Material Adverse Effect.
(b)Due Qualification. It is duly qualified to do business as a corporation in good standing, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Pool Receivables) requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals could not reasonably be expected to have a Material Adverse Effect.

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(c)Power and Authority; Due Authorization. It (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of and perform its obligations under the Transaction Documents to which it is a party and (C) service the Pool Receivables and Related Security in accordance with the provisions hereof and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the servicing of the Pool Receivables in accordance with the provisions hereof.
(d)Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by it when duly executed and delivered by it will constitute, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under, (A) its articles of incorporation or bylaws, as applicable, or (B) any indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents or otherwise permitted by this Agreement or the other Transaction Documents, or (iii) violate any Applicable Law applicable to it or any of its properties if such violation of Applicable Law could reasonably be expected to have a Material Adverse Effect.
(f)[Reserved].
(g)Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document to which it is a party, except for (i) the filing of the UCC financing statements referred to in Article VI, all of which, at the time required in Article VI, shall have been duly filed and shall be in full force and effect, (ii) those that have been made or obtained and are in full force and effect or (iii) those that are not currently required.
(h)Financial Condition. The Servicer has furnished to the Administrative Agent the consolidated balance sheet and statements of income, stockholders equity and cash flows of Werner as of and for the fiscal year ended December 31, 2024, reported on by its independent public accountants. All financial statements of Werner and its consolidated Subsidiaries referenced above or delivered to the Administrative Agent pursuant to Section 8.05(a) were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material

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respects the consolidated financial condition, business, and operations of Werner and its consolidated Subsidiaries as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments). Since December 31, 2024, there has been no change in the business, property, operation or condition of Werner and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.
(i)Litigation. There are no actions, suits or proceedings pending nor, to its actual knowledge, threatened in writing against or in any other way relating adversely to or affecting any Werner Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.
(j)Accurate Reports. No Information Package or any other information, exhibit, financial statement, document, book, record or report furnished by or on behalf of any Werner Party or any of their respective Affiliates to Administrative Agent, any Group Agent, any Liquidity Provider or any other Secured Party in connection with the Collateral, this Agreement or the other Transaction Documents: (i) was or will be untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).
(k)Lock-Box Accounts. The names and addresses of all of the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II.
(l)Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Servicer, any Originator or any Sub-Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.
(m)Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Credit Extension or on the date of any Information Package constitutes an Eligible Receivable on such date.
(n)Tax Status. The Borrower (A) is a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person and (B) is not an association (or publicly traded partnership) taxable as an association for U.S. federal income tax purposes. The Borrower is not subject to any Tax in any jurisdiction outside the United States. There is no withholding Tax imposed on payments from

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Obligors on the Receivables (or such payments are grossed up for any such withholding Tax). The Borrower is not subject to any material Taxes imposed by a state or local taxing authority.
(o)Credit and Collection Policies. It has complied with the Credit and Collection Policies in all material respects and such policies have not changed in any material respect since the Closing Date except as permitted under Sections 8.03(c) and 8.06(c).
(p)Adverse Change. Since December 31, 2024, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Effect.
(q)Compliance with Law. It has complied with all Applicable Law, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.
(r)Investment Company Act. The Servicer is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.
(s)ERISA Matters.
(i)The Servicer and each ERISA Affiliate is in compliance, in all material respects, with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by the Servicer or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)Except where the failure of any of the following representations to be correct could not, individually or in the aggregate, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Servicer nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code.
(iii)No Termination Event has occurred or is reasonably expected to occur.

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(iv)Except where the failure of any of the following representations to be correct could not, individually or in the aggregate, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Servicer or any ERISA Affiliate, (ii) any Pension Plan or (iii) any Multiemployer Plan.
(t)Adverse Change in Receivables. Since December 31, 2024, other than through Collections received in the ordinary course of business, there has been no material adverse change in the value, validity, enforceability, collectability or payment of its receivable or of all or a material portion of the Pool Receivables.
(u)Taxes. The Servicer (i) has timely filed all Tax returns required to be filed by it and (ii) has paid or caused to be paid all Taxes, assessments and other governmental charges, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.
(v)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(i)None of (i) the Servicer, any Subsidiary or, to the actual knowledge of the Servicer or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the actual knowledge of the Servicer, any agent or representative of the Servicer or any Subsidiary that will act in any capacity in connection with or benefit from the Transaction Documents, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) is, as of the Closing Date, under administrative, civil or criminal investigation for an alleged violation of, or received written notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.
(ii)Each of the Servicer and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Servicer and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(iii)Each of the Servicer and its Subsidiaries, and to the actual knowledge of the Servicer, director, officer, employee, agent and Affiliate of the Servicer and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions.

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(iv)No proceeds of any Loan have been used, directly or indirectly, by the Servicer, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 8.01(p).
(w)Solvency. The Servicer is Solvent.
(x)Opinions. The facts regarding each Werner Party, the Receivables, the Related Security, the transactions contemplated by the Transaction Documents and the related matters set forth or assumed in each of the true sale and non-consolidation opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(y)No Event of Default. No event has occurred and is continuing and no condition exists, or would result from any Loan or Release or from the application of proceeds therefrom, that constitutes or may reasonably be expected to constitute an Event of Default or Unmatured Event of Default.
ARTICLE VIII

COVENANTS
SECTION 8.01. Affirmative Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date, the Borrower shall, unless Administrative Agent and the Majority Group Agents shall otherwise consent in writing:
(a)Compliance with Laws, Etc. Comply in all material respects with all Applicable Laws with respect to it, the Pool Receivables and each of the related Contracts.
(b)Preservation of Existence. Preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction except where the failure to qualify or preserve or maintain such existence, rights, franchises or privileges or to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)Inspections. (i) From time to time, upon reasonable notice and during regular business hours permit each Group Agent, the Administrative Agent, Liquidity Agent, any Program Support Provider or any of their respective agents, regulators or representatives including certified public accountants or other auditors or consultants acceptable to the Administrative Agent, Liquidity Agent, such Program Support Provider or such Group Agent, as applicable (at the sole cost and expense of the Borrower), (A) to examine and make copies of and abstracts from all Records in the possession or under the control of the Borrower or its Affiliates or agents, and (B) to visit the offices and properties of the Borrower or its agents for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to the Pool Receivables or the Borrower’s performance hereunder with any of the officers or employees of the Borrower or its Affiliates having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time on request of the Administrative Agent with reasonable notice and during reasonable business hours, permit certified public accountants or other consultants or auditors acceptable to

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Administrative Agent to conduct, at Borrower’s expense, a review of Borrower’s books and records relating to Pool Receivables; provided that, unless an Event of Default shall have occurred and be continuing at the time any such audit/inspection is requested, the Borrower shall only be required to reimburse any Person for costs and expenses related to one such audit/inspections during any calendar year.
(d)Keeping of Records and Books of Account; Delivery; Location of Records. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including (i) an ability to recreate records evidencing the Pool Receivables and Related Security in the event of the destruction of the originals thereof and (ii) procedures to identify and track sales with respect to, and collections on, Excluded Receivables), and keep and maintain, or cause to be kept and maintained (or transferred to Servicer), all documents, books, records and other information necessary or advisable for the collection of all Pool Receivables and Related Security and the identification and reporting of all Excluded Receivables (including records adequate to permit the daily identification of each new Pool Receivable and each new Excluded Receivable and all Collections of and adjustments to each existing Pool Receivable and existing Excluded Receivable received, made or otherwise processed on that day). At any time during the continuation of an Event of Default, upon request of the Administrative Agent, deliver or cause the Servicer to deliver the originals of all Contracts to the Administrative Agent or its designee, together with electronic and other files applicable thereto, and other Records necessary to enforce the related Receivable against any Obligor thereof.
(e)Performance and Compliance with Pool Receivables and Contracts. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and promises required to be observed by it under the Contracts and the Pool Receivables, unless an Originator or the Borrower makes a Deemed Collection in respect of the entire Unpaid Balance thereof in accordance with Section 3.2 of the Purchase and Sale Agreement.
(f)Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its Records (and all original documents relating thereto), at the address(es) of the Borrower referred to in Section 7.01(l) or, upon ten (10) days’ prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 9.06 shall have been taken and completed.
(g)Credit and Collection Policies. Cause the Servicer to service the Pool Receivables in accordance with the Credit and Collection Policies in all material respects and not agree to any material changes thereto except as permitted under Sections 8.03(c) and 8.06(c).
(h)Collections. Instruct or cause the Servicer to instruct all Obligors to cause all Collections of Pool Receivables and the Related Security to be deposited directly in (i) a Lock-Box Account covered by an effective Lock-Box Agreement or (ii) prior to the Post-Closing Date, the ReedTMS Account. In the event the Borrower or its Affiliates receive any Collections (including receiving in the ReedTMS Account), they will deposit such Collections in a Lock-Box Account covered by a Lock-Box Agreement within two (2) Business Days of such receipt thereof. In the event that any funds other than Collections are deposited into any Lock-Box Account, the Borrower (or the Servicer on its behalf) shall within two (2) Business Days of receipt thereof identify and

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transfer such funds to the appropriate Person entitled to such funds. The Borrower shall at all times maintain or cause to be maintained such documents, books, records and other information necessary or advisable to (i) on a daily basis identify Collections of Pool Receivables received from time to time and (ii) segregate within two (2) Business Days Collections of Pool Receivables from property of the Servicer, the Originators and their respective Affiliates other than the Borrower. The Borrower shall ensure that no disbursements are made from any Lock-Box Account, other than such disbursements that are made at the direction and for the account of the Borrower.
(i)Right and Title. Hold all right, title and interest in each Pool Receivable, except to the extent that any such right, title or interest has been transferred or granted to the Administrative Agent (on behalf of the Secured Parties).
(j)Transaction Documents. Comply with each of its covenants and agreements under each Transaction Document to which it is a party in any capacity and its certificate of formation and limited liability company agreement.
(k)Enforcement of Purchase and Sale Agreement. On its own behalf and on behalf of the Credit Parties and the Administrative Agent, (x) promptly enforce all covenants and obligations of each Originator contained in the Purchase and Sale Agreement and (y) deliver to the Administrative Agent all consents, approvals, directions, notices and waivers and take other actions under the Purchase and Sale Agreement as may be reasonably directed by the Administrative Agent.
(l)Filing of Financing Statements; Etc. (i) On the date hereof, the Borrower shall cause the financing statements and other lien filings described in Section 6.01 to be duly filed in the appropriate jurisdictions and (ii) when received by the Borrower it shall promptly provide the Administrative Agent with acknowledgment copies of all financing statements and other filings described in Section 6.01.
(m)Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. (i) Maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (ii) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a material change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (iii) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.
(n)Taxes. The Borrower will (i) timely file all Tax returns required to be filed by it and (ii) pay, or cause to be paid, all Taxes, assessments and other governmental charges, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate

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proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.
(o)Tax Status. The Borrower will remain a wholly-owned subsidiary of a U.S. Person. The Borrower will not (A) become treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person for U.S. federal income tax purposes or (B) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Borrower shall not become subject to any Tax in any jurisdiction outside the United States. The Borrower shall ensure that there will be no withholding Tax imposed on payments from Obligors on the Receivables (or such payments will be grossed up for any such withholding Tax). The Borrower will not become subject to any material Taxes imposed by a state or local taxing authority.
(p)Use of Proceeds. The Borrower will not request any Loan, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 8.02. Reporting Requirements of the Borrower. From the date hereof until the Final Payout Date, the Borrower shall furnish or cause to be furnished to the Administrative Agent and each Group Agent:
(a)Financial Statements. As soon as available and in any event within sixty (60) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2025, copies of the annual income statement and balance sheet of the Borrower, prepared in conformity with GAAP, duly certified by a Financial Officer of the Borrower with respect to such fiscal year.
(b)Information Packages. As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package signed by the Servicer and for the most recently completed Settlement Period; provided, that the Administrative Agent may modify, in any reasonable respect, the information required to be provided by the Servicer in, or the form of, the Information Package upon reasonable prior notice to the Borrower.
(c)Events of Default, Etc. Notice of the occurrence of any Event of Default or Unmatured Event of Default, accompanied by a written statement of a Responsible Officer of the Borrower setting forth details of such event and the action that the Borrower proposes to take with respect thereto, such notice to be provided promptly (but not later than two (2) Business Days) after the Borrower obtains knowledge of any such event.

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(d)Litigation. Promptly, and in any event within two (2) Business Days after the Borrower obtains actual knowledge thereof, notice of (i) any litigation, investigation or proceeding (including a contingency thereof) initiated against any Werner Party which would reasonably be expected to result in a Material Adverse Effect and (ii) any materially adverse development in such litigation previously disclosed by it.
(e)Agreed Upon Procedures Report. Not later than the last day of each fiscal year of the Servicer, commencing with the fiscal year ending December 31, 2025 (at the sole cost and expense of the Borrower), a report of an accounting firm or consulting firm reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Group Agent and setting forth the results of such firm’s performance of agreed upon procedures with respect to the performance of Servicer for the prior fiscal year. The scope of the above agreed upon procedures report or other reports shall be as reasonably requested by the Administrative Agent or any Group Agent.
(f)Change in Credit and Collection Policies or Business. At least thirty (30) days prior to (i) the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy then in effect and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to materially and adversely affect the collectability of the Pool Receivables or decrease the credit quality of any newly created Pool Receivables, requesting the Administrative Agent’s and the Majority Group Agent’s consent thereto and (ii) any change in the character of the Borrower’s business, a written notice indicating such change and requesting the Administrative Agent’s and the Majority Group Agent’s consent thereto.
(g)Change in Accountants or Accounting Policy. Promptly notify the Administrative Agent and each Group Agent of any change in (i) the external accountants of the Borrower, the Servicer or any Originator or (ii) any material change to the manner in which the Borrower or any Originator accounts for the Pool Receivables or the transactions contemplated under the Transaction Documents.
(h)Other Information. Promptly, from time to time, such Records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of the Borrower or any other Werner Party as the Administrative Agent or any Group Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or any Credit Party under or as contemplated by this Agreement or any other Transaction Document or to comply with any Applicable Law or any Governmental Authority.
(i)Notices Under Purchase and Sale Agreement. A copy of each notice received by the Borrower from an Originator pursuant to any provision of the Purchase and Sale Agreement.
(j)Purchase and Sale Agreement. The occurrence of a Purchase and Sale Termination Event under the Purchase and Sale Agreement.

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(k)Agreed Upon Procedures. In addition, the Borrower shall cooperate with the Servicer and the designated accountants or consultants for each annual agreed upon procedures report required pursuant to Sections 8.02(e) and 8.05(f).
(l)Additional Information. The Borrower will provide to the Administrative Agent and the Lenders promptly after any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Borrower or any Werner Party, or compliance with the terms of any Transaction Document, or with the PATRIOT Act, as the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request.
SECTION 8.03. Negative Covenants of the Borrower. From the date hereof until the Final Payout Date, the Borrower shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, do or permit to occur any act or circumstance with which it has covenanted not to do or permit to occur in any Transaction Document to which it is a party in any capacity, or:
(a)Sales, Adverse Claims, Etc. Except as otherwise expressly provided herein or in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any of its assets, including any Pool Receivable, any Related Security or any proceeds of any of the foregoing, or any interest therein, or any Lock-Box Account to which any Collections of any of the foregoing are sent, or any right to receive income or proceeds from or in respect of any of the foregoing or purport to do any of the foregoing.
(b)Extension or Amendment of Receivables. Except as permitted under Section 9.02(a), extend, amend or otherwise modify the payment terms of any Pool Receivable or amend, modify or waive any payment term or condition of any related Contract, in each case unless a corresponding Deemed Collection payment in respect of the related Pool Receivable is made, in full, in connection therewith.
(c)Change in Credit and Collection Policies, Business or Organizational Documents. (i) Make or consent to any change in, or waive any of the provisions of, the Credit and Collection Policies that would be reasonably likely to materially and adversely affect the collectability of the Pool Receivables or decrease the credit quality of any newly created Pool Receivables or otherwise make any material change thereto without the prior written consent of the Administrative Agent and the Majority Group Agents, (ii) make any change in the character of its business or amend, waive or otherwise modify its limited liability company agreement or certificate of formation without the prior written consent of the Administrative Agent and the Majority Group Agents or (iii) amend, waive or otherwise modify any other Transaction Document to which the Borrower is a party or consent to any amendment, waiver or modification of any Transaction Document, in each case, without the prior written consent of the Administrative Agent and the Majority Group Agents.
(d)Change in Lock-Box Banks. (i) Add any bank or lock-box account not listed on Schedule II as a Lock-Box Bank or Lock-Box Account unless the Administrative Agent shall

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have previously approved and received duly executed copies of all Lock-Box Agreements and/or amendments thereto covering each such new bank and lock-box account, (ii) terminate any Lock-Box Bank, Lock-Box Agreement or related Lock-Box Account without the prior written consent of the Administrative Agent and, in each case, only if all of the payments from Obligors that were being sent to such Lock-Box Bank or Lock-Box Account will, upon termination of such Lock-Box Bank or Lock-Box Account and at all times thereafter, be deposited in a Lock-Box Account with a Lock-Box Bank covered by a Lock-Box Agreement or (iii) amend, supplement or otherwise modify any Lock-Box Agreement without the prior written consent of the Administrative Agent and the Majority Group Agent.
(e)Subsidiaries. Without the prior written consent of the Administrative Agent and the Majority Group Agents, have any Subsidiaries.
(f)Deposits to Accounts. (i) Deposit or otherwise credit, or cause or permit to be so deposited or credited, or direct any Obligor to deposit or remit, any Collection or proceeds thereof to any account or lock-box account (or related lock-box, if applicable) other than (x) a Lock-Box Account covered by a Lock-Box Agreement or (y) prior to the Post-Closing Date, the ReedTMS Account or (ii) permit funds other than Collections to be deposited into any Lock-Box Account.
(g)Debt and Business Activity. (i) Incur, assume, guarantee or otherwise become directly or indirectly liable for or in respect of any Debt or other obligation, (ii) purchase any asset, (iii) make any investment by share purchase loan or otherwise or (iv) engage in any other activity (whether or not pursued for gain or other pecuniary advantage), in any case, other than as will occur in accordance with this Agreement or the other Transaction Documents, including, without limitation, the Subordinated Note, and as is permitted by its certificate of formation and limited liability company agreement.
(h)Name Change, Mergers, Acquisitions, Sales, etc. Without the prior written consent of the Administrative Agent and the Majority Group Agents, (i) change its jurisdiction of organization or its name, identity or corporate structure or create any divisions, (ii) merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or (iii) make any other change such that any financing statement or other lien filing filed or other action taken to perfect Administrative Agent’s interests under this Agreement would become seriously misleading or would otherwise be rendered ineffective. The Borrower shall not amend or otherwise modify or waive its limited liability company agreement or certificate of formation or any provision thereof without the prior written consent of the Administrative Agent and the Majority Group Agents. Borrower shall at all times maintain its jurisdiction of organization in the State of Delaware.
(i)Actions Impairing Quality of Title. Take any action that could cause any Pool Receivable, together with the Related Security, not to be owned by it free and clear of any Adverse Claim; or take any action that could reasonably be expected to cause Administrative Agent not to have a valid ownership interest or first priority perfected security interest in the Pool Receivables and Lock-Box Accounts and, to the extent such security interest can be perfected by filing a financing statement or the execution of an account control agreement, any Related Security (or any

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portion thereof) and all cash proceeds of any of the foregoing, in each case, free and clear of any Adverse Claim; or suffer the existence of any financing statement or other instrument similar in effect covering any Pool Receivable on file in any recording office except such as may be filed (i) in favor of the Borrower in accordance with any Transaction Document or (ii) in favor of Administrative Agent in accordance with this Agreement or any Transaction Document.
(j)Net Worth. Permit Borrower’s Net Worth (as calculated in accordance with GAAP consistently applied), at any time, to be less than the Required Capital Amount.
(k)Actions by Originators. Notwithstanding anything to the contrary set forth in the Purchase and Sale Agreement, the Borrower will not consent to (i) any change or removal of any notation required to be made by any Originator pursuant to Section 3.3 of the Purchase and Sale Agreement, or (ii) any waiver of or departure from any term set forth in Article V of the Purchase and Sale Agreement, in each case without the prior written consent of the Administrative Agent.
SECTION 8.04. Affirmative Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date, the Servicer shall, unless the Administrative Agent and the Majority Group Agents shall otherwise consent in writing:
(a)Compliance with Laws, Etc. Comply with all Applicable Laws with respect to it, the Pool Receivables, the related Contracts and the servicing and collection thereof, except to the extent such non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)Preservation of Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction except where the failure to qualify or preserve or maintain such existence, rights, franchises or privileges or to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)Inspections. (i) From time to time, upon reasonable notice and during regular business hours, permit each Group Agent, the Administrative Agent, Liquidity Agent, any Program Support Provider or any of their respective agents, regulators or representatives including certified public accountants or other auditors or consultants acceptable to the Administrative Agent, Liquidity Agent, such Program Support Provider or such Group Agent, as applicable (at the sole cost and expense of Servicer), (A) to examine and make copies of and abstracts from all Records in the possession or under the control of Servicer or its Affiliates or agents, and (B) to visit the offices and properties of Servicer or its agents for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to the Pool Receivables or Servicer’s performance hereunder with any of the officers or employees of Servicer or its Affiliates having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time on request of the Administrative Agent with reasonable notice and during reasonable business hours, permit certified public accountants or other consultants or auditors acceptable to Administrative Agent to conduct, at Servicer’s expense, a review of Borrower’s books and records relating to Pool Receivables; provided that, unless an Event of Default shall have occurred and be continuing at the

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time any such audit/inspection is requested, Servicer shall only be required to reimburse any Person for costs and expenses related to one such audit/inspections during any calendar year.
(d)Keeping of Records and Books of Account; Delivery; Location of Records. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including (i) an ability to recreate records evidencing the Pool Receivables and Related Security in the event of the destruction of the originals thereof and (ii) procedures to identify and track sales with respect to, and collections on, Excluded Receivables), and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information necessary or advisable for the collection of all Pool Receivables and Related Security and the identification and reporting of all Excluded Receivables (including records adequate to permit the daily identification of each new Pool Receivable and each new Excluded Receivable and all Collections of and adjustments to each existing Pool Receivable and existing Excluded Receivable received, made or otherwise processed on that day). At any time during the continuation of an Event of Default, upon the request of the Administrative Agent, deliver the originals of all Contracts to the Administrative Agent or its designee, together with electronic and other files applicable thereto, and other Records necessary to enforce the related Receivable against any Obligor thereof.
(e)Performance and Compliance with Pool Receivables and Contracts. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts and the Pool Receivables, unless, with respect to a Pool Receivable, a Deemed Collection occurs in respect of the entire Unpaid Balance thereof in accordance with Section 3.2 of the Purchase and Sale Agreement.
(f)Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its Records (and all original documents relating thereto), at the address(es) of the Servicer referred to in Schedule 8.04(f) or, upon ten (10) days’ prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 9.06 shall have been taken and completed.
(g)Credit and Collection Policy. Comply in all material respects with the applicable Credit and Collection Policy in regard to each Pool Receivable and the other Related Security, the related Contract and the servicing and collection thereof.
(h)Collections. Instruct all Obligors to cause all Collections of Pool Receivables and the Related Security to be deposited directly in (i) a Lock-Box Account covered by an effective Lock-Box Agreement or (ii) prior to the Post-Closing Date, the ReedTMS Account. In the event the Servicer or any of its Affiliates receives any Collections (including receiving in the ReedTMS Account), such Person will deposit such Collections in a Lock-Box Account covered by a Lock-Box Agreement within two (2) Business Days of its receipt thereof. In the event that any funds other than Collections are deposited into any Lock-Box Account, the Servicer shall within two (2) Business Days of receipt thereof identify and transfer such funds to the appropriate Person entitled to such funds. The Servicer shall at all times maintain or cause to be maintained such documents, books, records and other information necessary or advisable to (i) on a daily basis identify Collections of Pool Receivables received from time to time and (ii) segregate within two (2) Business Days Collections of Pool Receivables from property of the Servicer, the Originators and their respective

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Affiliates other than the Borrower. The Servicer shall ensure that no disbursements are made from any Lock-Box Account, other than such disbursements that are made at the direction and for the account of the Borrower.
(i)Transaction Documents. Comply with each of its covenants and agreements under each Transaction Document to which it is a party in any capacity.
(j)Taxes. The Servicer will (i) timely file all Tax returns required to be filed by it and (ii) pay, or cause to be paid, all Taxes, assessments and other governmental charges, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.
(k)Frequency of Billing. Prepare and deliver (or cause to be prepared or delivered) invoices with respect to each Pool Receivable in accordance with the Credit and Collection Policy, but in any event no less frequently than as required under the Contract related to such Pool Receivable.
(l)Insurance. Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law (including hazard and business interruption insurance).
(m)Maintenance of Assets. Maintain all of its assets used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Transaction Documents) and from time to time to make all necessary repairs, renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(n)Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. (i) Maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Servicer, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (ii) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a material change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (iii) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

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(o)Borrower’s Tax Status. The Servicer shall ensure that the Borrower remains a wholly-owned subsidiary of a U.S. Person. The Servicer shall ensure that the Borrower will not (A) become treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person for U.S. federal income tax purposes or (B) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Servicer shall ensure that the Borrower shall not become subject to any Tax in any jurisdiction outside the United States. The Servicer shall ensure that there will be no withholding Tax imposed on payments from Obligors on the Receivables (or such payments will be grossed up for any such withholding Tax). The Servicer shall ensure that the Borrower will not become subject to any material Taxes imposed by a state or local taxing authority.
(p)Compliance with ERISA. (i) Except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (B) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (C) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (D) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (ii) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.
SECTION 8.05. Reporting Requirements of the Servicer. From the date hereof until the Final Payout Date, the Servicer shall furnish to the Administrative Agent and each Group Agent each of the following:
(a)(i)    Quarterly Financial Statements. As soon as practicable and in any event within forty (40) days (or, if earlier, on the date of any required public filing thereof after giving effect to any applicable extensions) after the end of the first three fiscal quarters of each fiscal year of Werner, an unaudited Consolidated balance sheet of Werner and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the fiscal year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding fiscal year and prepared by Werner in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of Werner to present fairly in all material respects the financial condition of Werner and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of Werner and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.
(ii)Annual Financial Statements. As soon as practicable and in any event within sixty (60) days (or, if earlier, on the date of any required public filing thereof after giving effect to any applicable extensions) after the end of each fiscal year of Werner, an

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audited Consolidated balance sheet of Werner and its Subsidiaries as of the close of such fiscal year and audited Consolidated statements of income, retained earnings and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding fiscal year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification (other than a qualification, with respect to, or expressly resulting solely from the impending maturity of the “Obligations” (as defined in the Credit Agreement) within one year from the time such report and opinion are delivered) as to the scope of such audit or with respect to accounting principles followed by Werner or any of its Subsidiaries not in accordance with GAAP.
(iii)Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit H signed by a Financial Officer of Werner and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
(iv)Notwithstanding anything herein to the contrary, any financial information or other material required to be delivered pursuant to this paragraph (a) shall be deemed to have been furnished to each of the Administrative Agent and each Group Agent on the date on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR).
(b)Financial Statements and Other Information. The Servicer will furnish to the Administrative Agent and each Group Agent:
(i)Promptly after the sending thereof, copies of all proxy statements, financial statements and regular and special reports which Werner sends to its stockholders;
(ii)promptly upon its receipt of any material notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Borrower, the Administrative Agent or any Group Agent, copies of the same;
(iii)promptly upon the written request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender; and

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(iv)from time to time such further information regarding the business, affairs and financial condition of the Werner Parties as the Administrative Agent or any Group Agent shall reasonably request.
(c)Information Packages. As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package signed by the Servicer and for the most recently completed Settlement Period; provided, that the Administrative Agent may modify, in any reasonable respect, the information required to be provided by the Servicer in, or the form of, the Information Package upon reasonable prior notice to the Servicer.
(d)Events of Default; Etc. Notice of the occurrence of any Event of Default or Unmatured Event of Default, accompanied by a written statement of a Responsible Officer of the Servicer setting forth details of such event and the action that the Servicer proposes to take with respect thereto, such notice to be provided promptly (but not later than two (2) Business Days) after the Servicer obtains knowledge of any such event.
(e)Litigation. Promptly, and in any event within two (2) Business Days after the Servicer obtains knowledge thereof, notice of (i) any litigation, investigation or proceeding (including a contingency thereof) initiated against any Werner Party which would reasonably be expected to result in a Material Adverse Effect and (ii) any materially adverse development in litigation previously disclosed by it.
(f)Agreed Upon Procedures Report. Not later than the last day of each fiscal year of the Servicer commencing with the fiscal year ending December 31, 2025 (at the sole cost and expense of the Servicer), a report of an accounting firm or consulting firm reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Group Agent and setting forth the results of such firm’s performance of agreed upon procedures with respect to the performance of the Servicer for the prior fiscal year. The scope of the above agreed upon procedures report or other reports shall be as reasonably requested by the Administrative Agent or any Group Agent.
(g)Change in Credit and Collection Policies or Business. At least thirty (30) days prior to (i) the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy then in effect and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to materially and adversely affect the collectability of the Pool Receivables or decrease the credit quality of any newly created Receivables, requesting the Administrative Agent’s and the Majority Group Agent’s consent thereto and (ii) any change in the character of the Servicer’s business that has or could reasonably be expected to materially and adversely affect the ability of the Servicer to perform its obligations hereunder or that would prevent the Servicer from conducting its business operations relating to the Receivables, its servicing of the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents, a written notice indicating such change and requesting the Administrative Agent’s and the Majority Group Agent’s consent thereto.

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(h)Change in Accountants or Accounting Policy. Promptly notify the Administrative Agent and each Group Agent of any change in (i) the external accountants of the Borrower, the Servicer or any Originator or (ii) any material change to the manner in which the Borrower or any Originator accounts for the Pool Receivables or the transactions contemplated under the Transaction Documents.
(i)Other Information. Promptly, from time to time, such Records or other information, documents, records or reports respecting the Pool Receivables or the condition or operations, financial or otherwise, of the Servicer or any other Werner Party as the Administrative Agent or any Group Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or any Credit Party under or as contemplated by this Agreement or any other Transaction Document or to comply with any Applicable Law or any Governmental Authority.
(j)Servicing Programs. If the Servicer is not Werner (or an Affiliate of Werner) or if any Event of Default has occurred and is continuing and a license or approval is required for the Administrative Agent’s or such successor Servicer’s use of any software or other computer program used by Werner in the servicing of the Receivables, then at the request of the Administrative Agent or a successor servicer, Werner shall at its own expense arrange for the Administrative Agent or such successor Servicer to receive any such required license or approval.
SECTION 8.06. Negative Covenants of the Servicer. From the date hereof until the Final Payout Date, the Servicer shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, do or permit to occur any act or circumstance with which it (in its capacity as Servicer) has covenanted not to do or permit to occur in any Transaction Document to which it is a party in any capacity, or:
(a)Interference. Take any action that would cause the Borrower or any Originator to breach any of its representations, undertakings, obligations or covenants under any of the Transaction Documents.
(b)Extension or Amendment of Receivables. Except as permitted under Section 9.02(a), extend, amend or otherwise modify the payment terms of any Pool Receivable or amend, modify or waive any payment term or condition of any related Contract, in each case unless a corresponding Deemed Collection payment in respect of the related Pool Receivable is made, in full, in connection therewith.
(c)Change in Credit and Collection Policies, Business or Organizational Documents. (i) Make or consent to any change in, or waive any of the provisions of, the Credit and Collection Policies that would be reasonably likely to materially and adversely affect the collectability of the Pool Receivables or decrease the credit quality of any newly created Pool Receivables or otherwise make any material change thereto without the prior written consent of the Administrative Agent and the Majority Group Agents, (ii) make any change in the character of the Servicer’s business that has or could reasonably be expected to materially and adversely affect the ability of the Servicer to perform its obligations hereunder or that would prevent the Servicer from conducting its business operations relating to the Receivables, its servicing of the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents,

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without the prior written consent of the Administrative Agent and the Majority Group Agents or (iii) amend, waive or otherwise modify any other Transaction Document to which it is a party, in any capacity, or consent to any amendment, waiver or modification of any Transaction Document, in each case, without the prior written consent of the Administrative Agent and the Majority Group Agents.
(d)Change in Lock-Box Banks. (i) Add any bank or lock-box account not listed on Schedule II as a Lock-Box Bank or Lock-Box Account unless the Administrative Agent shall have previously approved and received duly executed copies of all Lock-Box Agreements and/or amendments thereto covering each such new bank and lock-box account, (ii) terminate any Lock-Box Bank, Lock-Box Agreement or related Lock-Box Account without the prior written consent of the Administrative Agent and, in each case, only if all of the payments from Obligors that were being sent to such Lock-Box Bank or Lock-Box Account will, upon termination of such Lock-Box Bank or Lock-Box Account and at all times thereafter, be deposited in a Lock-Box Account with a Lock-Box Bank covered by a Lock-Box Agreement or (iii) amend, supplement or otherwise modify any Lock-Box Agreement without the prior written consent of the Administrative Agent and the Majority Group Agent.
(e)Deposits to Accounts. (i) Deposit or otherwise credit, or cause or permit to be so deposited or credited, or direct any Obligor to deposit or remit, any Collection or proceeds thereof to any account or lock-box account (or related lock-box, if applicable) other than (x) a Lock-Box Account covered by a Lock-Box Agreement or (y) prior to the Post-Closing Date, the ReedTMS Account or (ii) permit funds other than Collections to be deposited into any Lock-Box Account.
(f)Mergers, Acquisitions, Sales, Etc. Consolidate with or merge with any Person, or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless in the case of any merger or consolidation (i) the Servicer shall be the surviving entity and no Change in Control shall result or (ii) (A) the surviving entity shall be an entity organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof, (B) the surviving entity shall execute and deliver to Administrative Agent and each Group Agent an agreement, in form and substance reasonably satisfactory to Administrative Agent, containing an assumption by the surviving entity of the due and punctual performance and observance of each obligation, covenant and condition of the Servicer under this Agreement and each other Transaction Document, (C) no Change in Control shall result, (D) the Administrative Agent and the Majority Group Agents receive all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act as it shall request, (E) no Event of Default has occurred and is continuing, (F) the Administrative Agent and the Majority Group Agents provide prior written consent to such transaction and (G) the Administrative Agent and each Group Agent receives such additional certifications, documents, instruments, agreements and opinions of counsel as it shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements.
(g)Actions Contrary to Separateness. Take any action inconsistent with the terms of Section 8.08.

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(h)Sales, Liens, Etc. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pool Receivable or related Contract or Related Security, or any interest therein, or any proceeds of any of the foregoing, or any lock-box account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing or purport to do any of the foregoing.
(i)Actions Evidencing Transfers by Originators. Notwithstanding anything to the contrary set forth in the Purchase and Sale Agreement, Servicer shall not consent to any change or removal of any notation required to be made by any Originator pursuant to Section 3.3 of the Purchase and Sale Agreement without the prior written consent of the Administrative Agent.
(j)No Adverse Claim on Borrower. Create or permit to exist any Adverse Claim on any Capital Stock of the Borrower or any Subordinated Note.
SECTION 8.07. Full Recourse. Notwithstanding any limitation on recourse contained herein or in any other Transaction Document: (i) the Borrower has the obligation to pay all Capital, Interest, Fees, and all other amounts payable by the Borrower hereunder (which obligation shall be full recourse general obligations of the Borrower), and (ii) all obligations of the Servicer so specified hereunder shall be full recourse general obligations of the Servicer.
SECTION 8.08. Separate Existence of the Borrower. Each of the Borrower and the Servicer hereby acknowledges that the Secured Parties, the Group Agents and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from any Originator, the Servicer and their Affiliates (other than for income tax purposes). Therefore, each of the Borrower and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Group Agent to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of the Originators, the Servicer and any other Person, and is not a division of the Originators, the Servicer, its Affiliates or any other Person (in each case, other than for income tax purposes). Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Borrower and the Servicer shall take such actions as shall be required in order that:
(a)Werner, the Borrower and the Servicer shall ensure that the Borrower, Werner and each Originator (and each of their respective Affiliates) shall observe the applicable legal requirements for the recognition of the Borrower as a legal entity separate and apart from each of each Originator, Werner, the Servicer and any of their respective Affiliates, and comply with (and cause to be true and correct) its organizational documents and assuring that each of the following is complied with:
(i)the Borrower shall maintain (or cause to be maintained) separate company records, books of account and financial statements (each of which shall be sufficiently full and complete to permit a determination of the Borrower’s assets and liabilities and to permit a determination of the obligees thereon and the time for performance

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on each of the Borrower’s obligations) from those of each Werner Party and their respective Affiliates other than the Borrower;
(ii)except as otherwise permitted by this Agreement, the Borrower shall not commingle any of its assets or funds with those of any other Werner Party or any of their respective Affiliates other than the Borrower;
(iii)at least one member of the Borrower’s Board of Directors shall be an Independent Director and the limited liability company agreement of the Borrower shall provide: (i) for the same definition of “Independent Director” as used herein, (ii) that Borrower’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Director shall approve the taking of such action in writing before the taking of such action and (iii) that the provisions required by clauses (i) and (ii) of this sentence cannot be amended except in accordance with this Agreement and without the prior written consent of the Independent Director and the Administrative Agent;
(iv)the members and Board of Directors of the Borrower shall hold all regular and special meetings appropriate to authorize the Borrower’s actions. The members and directors of the Borrower may act from time to time by unanimous written consent or through one or more committees in accordance with the Borrower’s certificate of formation and its limited liability company agreement. The Borrower shall not take any Material Actions (as defined in its limited liability company agreement) without the consent of all its managers, including its Independent Director. Appropriate minutes of all meetings of the Borrower’s members and managers (and committees thereof) shall be kept by the Borrower;
(v)Borrower shall compensate its Independent Director in accordance with its limited liability company agreement;
(vi)decisions with respect to the Borrower’s business and daily operations shall be independently made by the Borrower and shall not be dictated by any other Werner Party or any of their respective Affiliates (except by Werner as a member and/or manager of the Borrower in accordance with the Borrower’s limited liability company agreement), provided that Servicer shall service the Pool Receivables as contemplated by the Transaction Documents;
(vii)the Borrower shall have its own separate stationary;
(viii)subject to clause (xvi) below, no transactions shall be entered between the Borrower, on the one hand and any other Werner Party or any Affiliate of any of them, on the other hand (other than as contemplated hereby and in the other Transaction Documents);
(ix)the Borrower shall act solely in its own name and through its own authorized managers, members, directors, officers and agents, except that, as a general matter, the Obligors will not be informed in the first instance that the Servicer or Originators are acting on behalf of the Borrower. No Originator, Servicer or any Affiliates of Werner

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shall be appointed as an agent of the Borrower, except in the capacity of Servicer or Sub-Servicer hereunder;
(x)none of the Servicer, any Originator or any of their respective Affiliates shall advance funds or credit to the Borrower; and none of the Servicer, any Originator nor any Affiliate of the Servicer or any Originator will otherwise supply funds or credit to, or guarantee any obligation of, the Borrower except for Werner’s contributions of capital to the Borrower and the issuance by the Borrower of the Subordinated Notes to the Originators as contemplated by the Transaction Documents;
(xi)other than as permitted by the Transaction Documents, the Borrower shall not guarantee, or otherwise become liable with respect to, any obligation of Werner, any Originator, the Servicer or any Affiliate of any Originator;
(xii)the Borrower shall at all times hold itself out to the public under the Borrower’s own name as a legal entity separate and distinct from its equity holders, members, managers, Werner, each Originator, the Servicer and each of their respective Affiliates (the foregoing to include, but not be limited to, the Borrower not using the letterhead or telephone number of any such Person) (in each case, other than for income tax purposes);
(xiii)Werner may issue consolidated financial statements that will include the Borrower, but such financial statements will contain a footnote to the effect that the Receivables of the Borrower are not available to creditors of Werner; in addition the Borrower shall prepare separate financial statements in compliance with GAAP consistently applied;
(xiv)if any of the Borrower, the Servicer or any Originator shall provide Records relating to Pool Receivables to any creditor of the Borrower or the Servicer, the Borrower or the Servicer, as the case may be, shall also provide (or cause any Originator to provide) to such creditor a notice indicating that the Collections relating to such Pool Receivables are held in trust pursuant to Section 4.01;
(xv)each Originator’s financial statements shall disclose the separateness of the Borrower and that the Pool Receivables are owned by the Borrower and are not available to creditors of such Originator or of their respective Affiliates;
(xvi)any allocations of direct, indirect or overhead expenses for items shared between the Borrower and any Originator or any of their respective Affiliates that are not included as part of the Servicing Fee shall be made among the Borrower and such Originator or any of their respective Affiliates to the extent practical on the basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered;
(xvii)the Borrower shall maintain adequate capital in light of its contemplated business operations; and

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(xviii)the Borrower shall generally maintain an arm’s-length relationship with each Originator, the Servicer and its Affiliates and each transaction entered into with the Borrower shall be undertaken in good faith for a bona fide business purpose.
(b)The Borrower agrees that (and Servicer, in its capacity as the sole member of the Borrower, agrees that it will cause the Borrower to comply herewith), until the Final Payout Date:
(i)the Borrower shall not (A) create any Security of any kind, or (B) incur, assume, guarantee or otherwise become directly or indirectly liable for or in respect of any Debt or obligation other than the Subordinated Notes and otherwise as expressly permitted by the Transaction Documents;
(ii)the Borrower shall not sell, pledge or dispose of any of its assets, except as permitted by, or as provided in, the Transaction Documents;
(iii)the Borrower shall not purchase any asset (or make any investment, by share purchase, loan or otherwise) except as permitted by, or as provided in, the Transaction Documents;
(iv)the Borrower shall not engage in any activity (whether or not pursued for gain or other pecuniary advantage) other than as permitted by the Transaction Documents;
(v)the Borrower shall not create, assume or suffer to exist any Adverse Claim on any of its assets other than any Lien created pursuant to the Transaction Documents;
(vi)the Borrower shall not make any payment, directly or indirectly, to, or for the account or benefit of, any owner of any Voting Stock, security interest or equity interest in Borrower or any Affiliate of any such owner (except, in each case, as expressly permitted by the Transaction Documents);
(vii)the Borrower shall not make, declare or otherwise commence or become obligated in respect of, any dividend, stock or other security redemption or purchase, distribution or other payment to, or for the account or benefit of, any owner of any Voting Stock or other equity interest, security interest or equity interest in the Borrower to any such owner or any Affiliate of any such owner other than from funds received by it under Article IV and so long as, in any case, (I) the result would not directly or indirectly cause any non-compliance with Section 8.03(j) or (II) before or after giving effect thereto, an Event of Default shall not have occurred that remains continuing or an Unmatured Event of Default shall not have occurred that remains continuing;
(viii)the Borrower shall not acquiesce in, or direct the Servicer or any other agent to take, any action that is prohibited to be taken by the Borrower in clauses (i) through (vii) above or in Section 8.03 hereof;

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(ix)the Borrower shall not have any employees; and
(x)the Borrower will provide for not less than ten (10) Business Days’ prior written notice to the Administrative Agent of any removal, replacement or appointment of any director that is to serve as an Independent Director, such notice to include the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements for an Independent Director set forth in this Agreement and the limited liability company agreement of the Borrower.
(c)None of Werner, the Borrower or the Servicer shall take any action or permit any of their respective Affiliates to take any action inconsistent with this Section 8.08.
ARTICLE IX

ADMINISTRATION AND COLLECTION
OF RECEIVABLES
SECTION 9.01. Appointment of the Servicer.
(a)The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 9.01. Until the Administrative Agent gives notice to Werner (in accordance with this Section 9.01) of the designation of a new Servicer, Werner is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (at the direction of the Majority Group Agents) designate as Servicer any Person (including itself) to succeed Werner or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.
(b)Upon the designation of a successor Servicer as set forth in clause (a) above, Werner agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and Werner shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.
(c)Werner acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent, the Borrower and each member in each Group have relied on Werner’s agreement to act as Servicer hereunder. Accordingly, Werner agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Majority Group Agents.
(d)The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the

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terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent, each Lender and each Group Agent shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not a Subsidiary of Werner, the Administrative Agent and the Majority Group Agents shall have consented in writing in advance to such delegation.
SECTION 9.02. Duties of the Servicer.
(a)The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Group, the amount of Collections to which each such Group is entitled in accordance with Article IV hereof. The Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document, (iii) the Servicer may not modify, waive, restructure or adjust any Pool Receivable or any related Contract if any Borrowing Base Deficit exists or shall exist after giving effect thereto, (iv) unless a Deemed Collection payment is made in accordance with Section 4.01(d) with respect to such Pool Receivable, the Servicer shall not extend the due date of any Pool Receivable more than once or extend the due date of any Pool Receivable to a date more than thirty (30) days after the original due date thereof and (v) if an Event of Default has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Group), in accordance with their respective interests, all records and documents (including Records, computer tapes and disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.
(b)The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Person entitled thereto, the collections of any indebtedness that is not a Pool Receivable, less, if Werner or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such

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collections. The Servicer, if other than Werner or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.
(c)The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.
SECTION 9.03. Lock-Box Account Arrangements. On or prior to the Closing Date, the Borrower shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered executed counterparts of each to the Administrative Agent. At any time following the occurrence and during the continuation of an Event of Default, the Administrative Agent may (in its sole discretion) and shall (upon at the direction of the Majority Group Agents), give notice to each Lock-Box Bank that the Administrative Agent is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Lock-Box Account and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Borrower hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.
SECTION 9.04. Enforcement Rights.
(a)At any time following the occurrence and continuance of an Event of Default that has not been waived in accordance with this Agreement:
(i)the Administrative Agent (at the Borrower’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;
(ii)the Administrative Agent may instruct the Borrower or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Borrower or the Servicer, as the case may be, shall give such notice at the expense of the Borrower or the Servicer, as the case may be; provided, that if the Borrower or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative

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Agent (at the Borrower’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;
(iii)the Administrative Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;
(iv)the Administrative Agent may notify the Lock-Box Banks that the Borrower and the Servicer will no longer have any access to the Lock-Box Accounts;
(v)the Administrative Agent may (or, at the direction of the Majority Group Agents shall) replace the Person then acting as Servicer; and
(vi)the Administrative Agent may collect any amounts due from an Originator under the Purchase and Sale Agreement.
    For the avoidance of doubt, the foregoing rights and remedies of the Administrative Agent upon an Event of Default are in addition to and not exclusive of the rights and remedies contained herein and under the other Transaction Documents.
(b)The Borrower hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
(c)The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all

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amounts or portions thereof due under any and all Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
SECTION 9.05. Responsibilities of the Borrower.
(a)Anything herein to the contrary notwithstanding, the Borrower shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Credit Party of their respective rights hereunder shall not relieve the Borrower from such obligations, and (ii) pay or cause to be paid when due any sales taxes, excise tax, personal property tax or similar taxes that are payable in connection with the Pool Receivables and their creation and satisfaction and timely file all such tax returns required to be filed by it. None of the Credit Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower, the Servicer or any Originator thereunder.
(b)Werner hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Werner shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Werner conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Borrower shall pay to Werner its reasonable and documented out-of-pocket costs and expenses from the Borrower’s own funds (subject to the priority of payments set forth in Section 4.01).
SECTION 9.06. Further Actions. Borrower agrees that from time to time, at its expense, it shall (or cause Servicer to) promptly execute and deliver all further instruments and documents, and take all further actions, that Administrative Agent or its designee may reasonably request or that are necessary in order to perfect, protect or more fully evidence the transactions contemplated by the other Transaction Documents.
SECTION 9.07. Servicing Fee.
(a)Subject to clause (b) below, the Borrower shall pay the Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Unpaid Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 4.01.
(b)If the Servicer ceases to be Werner or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs

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and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.
ARTICLE X

EVENTS OF DEFAULT
SECTION 10.01. Events of Default. If any of the following events (each an “Event of Default”) shall occur:
(a)Any of the following events:
(i)any Werner Party shall fail to perform or observe any term, covenant or agreement as and when required hereunder or under any other Transaction Document (other than as referred to in clause (a)(ii) below) and such failure, solely to the extent capable of cure, shall remain unremedied for ten (10) Business Days;
(ii)any of the following shall occur: (A) any Werner Party shall fail to make any payment or deposit or transfer any monies to be made by it hereunder or under any other Transaction Document as and when due and such failure is not remedied within one (1) Business Day, (B) the Borrower or Servicer, as applicable, shall breach Sections 8.02(b) or 8.05(c) and such failure shall remain unremedied for two (2) Business Days, (C) Werner shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrative Agent shall have been appointed or (D) the Borrower or Servicer, as applicable, shall breach any covenant, condition or agreement contained in Section 8.03 or 8.06;
(b)any representation or warranty made or deemed to be made by any Werner Party under or in connection with any Transaction Document shall prove to have been false or incorrect in any material respect when made or deemed to be made;
(c)(i) any Werner Party shall default in the payment of any Debt the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created; (ii) any Werner Party shall default in the observance or performance of any other agreement or condition relating to any Debt the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Debt to (A) become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity (any applicable grace period having expired) or (B) be cash collateralized or (iii) any “event of default” (or similar event) shall occur under the Credit Agreement;

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(d)any Werner Party shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing;
(e)a case or other proceeding shall be commenced against any Werner Party in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Werner Party or for all or any substantial part of its assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding under such Debtor Relief Laws shall be entered;
(f)an Event of Bankruptcy shall have occurred with respect to the Borrower;
(g)[reserved];
(h)the average of the Loss Ratios for the three preceding Settlement Periods shall at any time exceed 2.50%;
(i)the average of the Dilution Ratios for the three preceding Settlement Periods shall at any time exceed 4.00%;
(j)the average of the Delinquency Ratios for the three preceding Settlement Periods shall at any time exceed 9.00%;
(k)the Days’ Sales Outstanding for any Settlement Period shall at any time be more than 65 days;
(l)a Borrowing Base Deficit shall occur, and shall not have been cured within two (2) Business Days;
(m)a Change in Control shall occur;
(n)there shall have occurred any event which materially adversely affects the ability of any Originator to originate, or to transfer pursuant to the terms of the Purchase and Sale Agreement, Receivables of a credit quality which are at least of the credit quality of the Pool Receivables, with related Obligors that are similar to those included in the initial Credit Extension hereunder;
(o)any Werner Party shall make any change in any of the Credit and Collection Policies that could reasonably be expected to have a Material Adverse Effect without the prior written consent of the Administrative Agent;

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(p)the Administrative Agent, for the benefit of the Secured Parties, fails at any time to have a valid and perfected first priority ownership interest or first priority perfected security interest in all the Collateral or any Lock-Box Account, in each case, free and clear of any Adverse Claim;
(q)either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code (or any similar state or local Tax lien) (A) with regard to any assets of the Borrower or (B) with regard to any asset of any Originator, or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 303(k) or Section 4068 of ERISA with regard to any of the assets of any Werner Party or any of their ERISA Affiliates;
(r)the occurrence of any of the following events: (i) any Werner Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, any Werner Party or any ERISA Affiliate is required to pay as contributions thereto and such unpaid amounts are in excess of the Threshold Amount, (ii) a Termination Event or (iii) any Werner Party or any ERISA Affiliate makes a complete or partial withdrawal from any Multiemployer Plan and the Multiemployer Plan notifies any Werner Party or ERISA Affiliate that such entity has incurred a withdrawal liability requiring payments in an amount exceeding the Threshold Amount;
(s)(i) any Werner Party shall be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) the Borrower becomes a “covered fund” under the Volcker Rule;
(t)any material provision of this Agreement or any material provision of any other Transaction Document shall for any reason cease to be valid and binding on any Werner Party that is a party thereto or any such Person shall so state in writing, in each case other than in accordance with the express terms hereof or thereof;
(u)the Borrower shall fail to comply with Sections 8.08(a)(iii) or 8.08(b)(x);
(v)the Borrower shall fail to pay in full all of its obligations to the Credit Parties hereunder and under each other Transaction Documents on or prior to the Final Maturity Date;
(w)one or more judgments, orders or decrees shall be entered against any Werner Party by any court and continues without having been discharged, vacated or stayed for a period of forty-five (45) consecutive days after the entry thereof and such judgments, orders or decrees (i) in the case of the payment of money, are individually or in the aggregate (to the extent not paid or covered by insurance as to which the relevant insurance company has acknowledged the claim and has not disputed coverage), in excess of the Threshold Amount or (ii) in the case of injunctive or other non-monetary relief, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(x)one or more judgments for the payment of money shall be rendered against the Borrower and either (i) such judgment or judgments shall continue unsatisfied and unstayed for a period of thirty (30) days or (ii) enforcement proceedings shall have been commenced upon any such judgment;

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(y)a Material Adverse Effect shall occur with respect to any Werner Party;
(z)(i) the occurrence of a Purchase and Sale Termination Event under the Purchase and Sale Agreement or (ii) Receivables cease being sold or contributed to the Borrower pursuant to the Purchase and Sale Agreement; or
(aa)the failure to satisfy any of the Credit Agreement Financial Covenants. If, after the Closing Date, any of the Credit Agreement Financial Covenants (or any of the defined terms used in connection with any such covenant) is amended, modified or waived, then the test set forth in this clause (aa) or the defined terms used therein, as applicable, shall, for all purposes of this Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended, modified or waived, if at the time of the effectiveness of such amendment, modification or waiver, (i) each Lender (or an Affiliate thereof) and the Administrative Agent is a party to the Credit Agreement, (ii) each Lender (or an Affiliate thereof) and the Administrative Agent consented in writing to such amendment, modification or waiver under the Credit Agreement and (iii) such amendment, modification or waiver is consummated in accordance with the terms of the Credit Agreement. In the event the Credit Agreement is terminated, each of the Credit Agreement Financial Covenants and respective meanings assigned to related terms immediately preceding such termination shall continue for all purposes of this clause (aa);
then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Group Agents, shall) by notice to the Borrower (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred), (y) declare the Final Maturity Date to have occurred (in which case the Final Maturity Date shall be deemed to have occurred) and (z) declare the Aggregate Capital and all other Borrower Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (d) of this Section 10.01 with respect to the Borrower, the Termination Date shall occur and the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 4.01.
ARTICLE XI
THE ADMINISTRATIVE AGENT
SECTION 11.01. Authorization and Action. Each Credit Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the

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Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower or any Affiliate thereof or any Credit Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.
SECTION 11.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 9.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Credit Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 11.03. Administrative Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also the Administrative Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Credit Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.
SECTION 11.04. Indemnification of Administrative Agent. Each Committed Lender agrees to indemnify the Administrative Agent on demand (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the respective Percentage of such Committed Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Committed

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Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.
SECTION 11.05. Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
SECTION 11.06. Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Group Agents or the Majority Group Agents, as the case may be, and assurance of its indemnification by the Committed Lenders, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Group Agents or the Majority Group Agents, as the case may be, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Credit Parties. The Credit Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all Group Agents or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Group Agent, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Group Agents.
SECTION 11.07. Notice of Events of Default; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless the Administrative Agent has received notice from any Credit Party or the Borrower stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of Default or Event of Default. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Group Agent, whereupon each Group Agent shall promptly give notice thereof to its respective Conduit Lender(s) and Related Committed Lender(s). The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Default or Event of Default or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.
SECTION 11.08. Non-Reliance on Administrative Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Credit Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, each Originator or the Servicer and the Pool

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Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Credit Party, the Administrative Agent shall not have any duty or responsibility to provide any Credit Party with any information concerning the Borrower, any Originator or the Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.
SECTION 11.09. Successor Administrative Agent.
(a)The Administrative Agent may, upon at least thirty (30) days’ notice to the Borrower, the Servicer and each Group Agent, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Group Agents as a successor Administrative Agent and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.
(b)Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.
SECTION 11.10. Erroneous Payment.
(a)If the Administrative Agent (x) notifies a Lender, Credit Party or Secured Party, or any Person who has received funds on behalf of a Lender, Credit Party or Secured Party (any such Lender, Credit Party, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Credit Party, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.10 and held in trust for the benefit of the Administrative Agent, and such Lender, Credit Party or

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Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, Credit Party, Secured Party or any Person who has received funds on behalf of a Lender, Credit Party or Secured Party, agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Credit Party or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender, Credit Party or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.10(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.10(a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender, Credit Party or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Credit Party or Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Credit Party or Secured Party under any

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Transaction Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance Agreement by reference) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any notes evidencing such Loans to the Borrower or Administrative Agent (but the failure of such Person to deliver any such notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii)    Subject to Section 14.03 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the

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applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Credit Party or Secured Party, to the rights and interests of such Lender, Credit Party or Secured Party, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Werner Parties’ Borrower Obligations under the Transaction Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Borrower Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Borrower Obligations owed by the Borrower or any other Werner Party; provided that this Section 11.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Borrower Obligations of the Borrower relative to the amount (and/or timing for payment) of the Borrower Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 11.10 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of Borrower Obligations (or any portion thereof) under any Transaction Document.

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ARTICLE XII

THE GROUP AGENTS
SECTION 12.01. Authorization and Action. Each Credit Party that belongs to a Group hereby appoints and authorizes the Group Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Group Agent by the terms hereof, together with such powers as are reasonably incidental thereto. No Group Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Group Agent. No Group Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with the Borrower or any Affiliate thereof or any Lender except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Group Agent ever be required to take any action which exposes such Group Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.
SECTION 12.02. Group Agent’s Reliance, Etc. No Group Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as a Group Agent under or in connection with this Agreement or any other Transaction Documents in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, a Group Agent: (a) may consult with legal counsel (including counsel for the Administrative Agent, the Borrower or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Borrower or any Affiliate thereof or any other Person or to inspect the property (including the books and records) of the Borrower or any Affiliate thereof; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 12.03. Group Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also a Group Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not a Group Agent. A Group Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof or any of their respective Affiliates, all as if such Group Agent were not a Group Agent hereunder and without any duty to account therefor to any other Secured Party.

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SECTION 12.04. Indemnification of Group Agents. Each Committed Lender in any Group agrees to indemnify the Group Agent for such Group (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the proportion of the Percentage of such Committed Lender to the aggregate Percentages of all Committed Lenders in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Group Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Group Agent under this Agreement or any other Transaction Document; provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Group Agent’s gross negligence or willful misconduct.
SECTION 12.05. Delegation of Duties. Each Group Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Group Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
SECTION 12.06. Notice of Events of Default. No Group Agent shall be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless such Group Agent has received notice from the Administrative Agent, any other Group Agent, any other Credit Party, the Servicer or the Borrower stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of Default or Event of Default. If a Group Agent receives such a notice, it shall promptly give notice thereof to the Credit Parties in its Group and to the Administrative Agent (but only if such notice received by such Group Agent was not sent by the Administrative Agent). A Group Agent may take such action concerning an Unmatured Event of Default or Event of Default as may be directed by Committed Lenders in its Group representing a majority of the Commitments in such Group (subject to the other provisions of this Article XII), but until such Group Agent receives such directions, such Group Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Group Agent deems advisable and in the best interests of the Conduit Lenders and Committed Lenders in its Group.
SECTION 12.07. Non-Reliance on Group Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Group Agent for its Group nor any of such Group Agent’s directors, officers, agents or employees has made any representations or warranties to it and that no act by such Group Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Group Agent. Each Credit Party represents and warrants to the Group Agent for its Group that, independently and without reliance upon such Group Agent, any other Group Agent, the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower or any Affiliate thereof and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by a Group Agent to any Credit Party in its Group, no

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Group Agent shall have any duty or responsibility to provide any Credit Party in its Group with any information concerning the Borrower or any Affiliate thereof that comes into the possession of such Group Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.
SECTION 12.08. Successor Group Agent. Any Group Agent may, upon at least thirty (30) days’ notice to the Administrative Agent, the Borrower, the Servicer and the Credit Parties in its Group, resign as Group Agent for its Group. Such resignation shall not become effective until a successor Group Agent is appointed by the Lender(s) in such Group. Upon such acceptance of its appointment as Group Agent for such Group hereunder by a successor Group Agent, such successor Group Agent shall succeed to and become vested with all the rights and duties of the resigning Group Agent, and the resigning Group Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Group Agent’s resignation hereunder, the provisions of this Article XII and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Group Agent.
SECTION 12.09. Reliance on Group Agent. Unless otherwise advised in writing by a Group Agent or by any Credit Party in such Group Agent’s Group, each party to this Agreement may assume that (i) such Group Agent is acting for the benefit and on behalf of each of the Credit Parties in its Group, as well as for the benefit of each assignee or other transferee from any such Person and (ii) each action taken by such Group Agent has been duly authorized and approved by all necessary action on the part of the Credit Parties in its Group.

ARTICLE XIII

INDEMNIFICATION
SECTION 13.01. Indemnities by the Borrower.
(a)Without limiting any other rights that the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Credit Extensions or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (a) Borrower Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Borrower Indemnified Party seeking indemnification, as determined by a final non-appealable judgment of a court of competent jurisdiction and (b) Taxes (other than any (i) Taxes enumerated below and (ii) Taxes that represent losses, claims, damages, etc. arising from any non-Tax Claim). Without limiting or being limited by the foregoing, the Borrower shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 4.01), to each Borrower Indemnified Party any and all amounts necessary to indemnify such Borrower Indemnified Party from and against any and all Borrower Indemnified Amounts relating to or resulting from any of the

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following (but excluding Borrower Indemnified Amounts and Taxes described in clauses (a) and (b), respectively, above):
(i)any Pool Receivable which the Borrower or the Servicer includes as an Eligible Receivable as part of the Net Pool Balance but which is not an Eligible Receivable at such time;
(ii)any representation, warranty or statement made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package or any other information or report delivered by or on behalf of the Borrower pursuant hereto which shall have been untrue or incorrect when made or deemed made;
(iii)the failure by the Borrower to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
(iv)the failure to vest in the Administrative Agent a first priority perfected security interest in all or any portion of the Collateral, in each case free and clear of any Adverse Claim;
(v)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable and the other Collateral and Collections in respect thereof, whether at the time of any Credit Extension or at any subsequent time;
(vi)any Taxes imposed upon any Borrower Indemnified Party relating to or with respect to any Pool Receivable or other Collateral, and all costs and expenses relating thereto or arising therefrom;
(vii)any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), any other claim resulting from or relating to collection activities with respect to such Pool Receivable, or any other claim resulting from the sale of goods or rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of nay Obligor to pay undisputed indebtedness;
(viii)any failure of the Borrower to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

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(ix)any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;
(x)the commingling of Collections of Pool Receivables at any time with other funds;
(xi)any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Credit Extensions or in respect of any Pool Receivable or other Collateral or any related Contract;
(xii)any failure of the Borrower to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;
(xiii)any setoff with respect to any Pool Receivable;
(xiv)any failure of the Borrower or any Originator to perform any of their respective duties or obligations under any Contract related to any Receivable;
(xv)any claim brought by any Person other than a Borrower Indemnified Party arising from any activity by the Borrower or any Affiliate of the Borrower in servicing, administering or collecting any Pool Receivable;
(xvi)the failure by the Borrower to pay when due any Taxes, including, without limitation, sales, excise or personal property taxes;
(xvii)any failure of a Lock-Box Bank to comply with the terms of the applicable Lock-Box Agreement or any amounts payable by the Administrative Agent to a Lock-Box Bank under any Lock-Box Agreement;
(xviii)any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Corruption Law or Sanctions, incurred in connection with the Transaction Documents;
(xix)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(xx)any action taken by the Administrative Agent as attorney-in-fact for the Borrower, any Originator or the Servicer pursuant to this Agreement or any other Transaction Document;

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(xxi)the use of proceeds of any Credit Extension;
(xxii)any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason; or
(xxiii)the failure of the Administrative Agent to have “control” (as defined in Section 9-104 of the UCC) over each Lock-Box Account.
(b)If for any reason the foregoing indemnification is unavailable to any Borrower Indemnified Party or insufficient to hold it harmless, then the Borrower shall contribute to such Borrower Indemnified Party the amount paid or payable by such Borrower Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its Affiliates on the one hand and such Borrower Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower and its Affiliates and such Borrower Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Borrower Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower and the Borrower Indemnified Parties.
(c)Any indemnification or contribution under this Section shall survive the termination of this Agreement.
SECTION 13.02. Indemnification by the Servicer.
(a)The Servicer hereby agrees to indemnify and hold harmless the Borrower, the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (i) Servicer Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Servicer Indemnified Party seeking indemnification, as determined by a final non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts, (ii) Taxes (other than any (A) Taxes enumerated below and (B) Taxes that represent losses, claims, damages, etc. arising from any non-Tax Claim), and (iii) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Servicer shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or

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resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (i), (ii) and (iii) above):
(i)any Pool Receivable which the Servicer includes as an Eligible Receivable as part of the Net Pool Balance but which is not an Eligible Receivable at such time;
(ii)any representation, warranty or statement made or deemed made by the Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package or any other information or report delivered by or on behalf of the Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;
(iii)the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
(iv)any failure of the Servicer to perform any of its duties or obligations under any Contract related to any Receivable;
(v)the commingling of Collections of Pool Receivables at any time with other funds;
(vi)any amounts payable by the Administrative Agent to a Lock-Box Bank under any Lock-Box Agreement;
(vii)any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Corruption Law or Sanctions, incurred in connection with the Transaction Documents; or
(viii)any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document.
(b)If for any reason the foregoing indemnification is unavailable to any Servicer Indemnified Party or insufficient to hold it harmless, then the Servicer shall contribute to such Servicer Indemnified Party the amount paid or payable by such Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Servicer and its Affiliates on the one hand and such Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Servicer and its Affiliates and such Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Servicer under this Section shall be in addition to any liability which the Servicer may otherwise have, shall extend upon the same terms and conditions to each Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Servicer and the Servicer Indemnified Parties.

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(c)Any indemnification or contribution under this Section shall survive the termination of this Agreement.
ARTICLE XIV

MISCELLANEOUS
SECTION 14.01. Amendments, Etc.
(a)No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Borrower or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Majority Group Agents (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; and (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Group Agent:
(i)change (directly or indirectly) the definitions of, Borrowing Base Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Final Maturity Date, Net Pool Balance or Required Reserves contained in this Agreement or change the calculation of the Borrowing Base;
(ii)reduce the amount of Capital or Interest that is payable on account of any Loan or with respect to any other Credit Extension or delay any scheduled date for payment thereof;
(iii)release all or a material portion of the Collateral from the Administrative Agent’s security interest created hereunder;
(iv)change any of the provisions of this Section 14.01 or the definition of “Majority Group Agents”; or
(v)change the order of priority in which Collections are applied pursuant to Section 4.01.
Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Committed Lender’s Commitment hereunder without the consent of such Committed Lender and (B) no amendment, waiver or consent shall reduce any Fees payable by the Borrower to any member of any Group or delay the dates on which any such Fees are payable, in either case, without the consent of the Group Agent for such Group.
SECTION 14.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and e-mail) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name on

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Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by (i) facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), (ii) e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (iii) notices and communications sent by other means shall be effective when received.
SECTION 14.03. Assignability.
(a)Assignment by Conduit Lenders. This Agreement and the rights of each Conduit Lender hereunder (including each Loan made by it hereunder) shall be assignable by such Conduit Lender and its successors and permitted assigns (i) to any Program Support Provider of such Conduit Lender without prior notice to or consent from the Borrower or any other party, or any other condition or restriction of any kind, (ii) to any other Lender or any Affiliate thereof or any other commercial paper conduit managed or supported by any Lender or any Affiliate thereof, in each case, with prior notice to the Borrower but without consent from the Borrower or (iii) with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default has occurred and is continuing at the time of such assignment), to any other Eligible Assignee. Each assignor of a Loan or any interest therein may, in connection with the assignment or participation, disclose to the assignee or Participant any information relating to the Borrower and its Affiliates, including the Receivables, furnished to such assignor by or on behalf of the Borrower and its Affiliates or by the Administrative Agent; provided that, prior to any such disclosure, the assignee or Participant agrees to preserve the confidentiality of any confidential information relating to the Borrower and its Affiliates received by it from any of the foregoing entities in a manner consistent with Section 14.06(b).
(b)Assignment by Committed Lenders. Each Committed Lender may assign to any Eligible Assignee or to any other Committed Lender all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and any Loan or interests therein owned by it); provided, however that:
(i)except for an assignment by a Committed Lender to either an Affiliate of such Committed Lender or any other Committed Lender, each such assignment shall require the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default has occurred and is continuing);
(ii)each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;
(iii)the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $5,000,000 and (y) all of the assigning Committed Lender’s Commitment; and

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(iv)the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.
Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Committed Lender hereunder and (y) the assigning Committed Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Committed Lender’s rights and obligations under this Agreement, such Committed Lender shall cease to be a party hereto).
(c)Register. The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Committed Lenders and the Conduit Lenders, the Commitment of each Committed Lender and the aggregate outstanding Capital (and stated interest) of the Loans of each Conduit Lender and Committed Lender from time to time (the “Register”). Notwithstanding anything to the contrary in this Agreement, (i) the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Administrative Agent, the Group Agents, and the other Credit Parties shall treat each Person whose name is recorded in the Register as a Committed Lender or Conduit Lender, as the case may be, under this Agreement for all purposes of this Agreement and (ii) the Register shall be available for inspection by the Borrower, the Servicer, any Group Agent, any Conduit Lender or any Committed Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Committed Lender and an Eligible Assignee or assignee Committed Lender, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Servicer.
(e)Participations. Each Committed Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitment and the interests in the Loans owned by it); provided, however, that:
(i)such Committed Lender’s obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged, and

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(ii)such Committed Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.
The Administrative Agent, the Group Agents, the Conduit Lenders, the other Committed Lenders, the Borrower and the Servicer shall have the right to continue to deal solely and directly with such Committed Lender in connection with such Committed Lender’s rights and obligations under this Agreement.
(f)Participant Register. Each Committed Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Committed Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Committed Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)Assignments by Agents. This Agreement and the rights and obligations of the Administrative Agent and each Group Agent herein shall be assignable by the Administrative Agent or such Group Agent, as the case may be, and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or such Group Agent, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, such assignment shall require the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed).
(h)Assignments by the Borrower or the Servicer. Neither the Borrower nor, except as provided in Section 9.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Group Agent (such consent to be provided or withheld in the sole discretion of such Person).
(i)Pledge to a Federal Reserve Bank or the Bank of Canada. Notwithstanding anything to the contrary set forth herein, any Lender, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including rights to payment of Capital and Interest) and any other Transaction Document to secure its obligations to a Federal Reserve Bank or the Bank of Canada, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that no such pledge shall relieve such assignor of its obligations under this Agreement.

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(j)Pledge to a Security Trustee. Notwithstanding anything to the contrary set forth herein, any Lender, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including rights to payment of Capital and Interest) and any other Transaction Document to a security trustee  in connection with the funding by such Person of Loans, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that no such pledge shall relieve such assignor of its obligations under this Agreement.
SECTION 14.04. Costs and Expenses. In addition to the rights of indemnification granted under Section 13.01 hereof, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, any Program Support Agreement (or any supplement or amendment thereof) related to this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including (i) the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties with respect thereto and with respect to advising the Administrative Agent and the other Credit Parties as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the fees and charges of any nationally recognized statistical rating agency incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent as to its rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Borrower agrees to pay on demand all out-of-pocket costs and expenses (including reasonable and documented Attorney Costs), of the Administrative Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.
SECTION 14.05. No Proceedings; Limitation on Payments.
(a)Each of the Borrower, the Administrative Agent, the Servicer, each Group Agent, each Lender and each assignee of a Loan or any interest agrees that it will not institute against, or join any other Person in instituting against, any Conduit Lender any Event of Bankruptcy so long as any Notes or other senior indebtedness issued by such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Notes or other senior indebtedness shall have been outstanding.
(b)Each of the Servicer, each Group Agent, each Lender and each assignee of a Loan or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Event of Bankruptcy until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Default.
(c)Notwithstanding any provisions contained in this Agreement to the contrary, a Conduit Lender shall not, and shall be under no obligation to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Lender has

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received funds which may be used to make such payment and which funds are not required to repay such Conduit Lender’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Lender could issue Notes to refinance all of its outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Lender’s securitization program or (y) all of such Conduit Lender’s Notes are paid in full. Any amount which any Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or company obligation of such Conduit Lender for any such insufficiency unless and until such Conduit Lender satisfies the provisions of clauses (i) and (ii) above. The provisions of this Section 14.05 shall survive any termination of this Agreement.
SECTION 14.06. Confidentiality.
(a)Each of the Borrower and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of the Fee Letter (including any fees payable in connection with the Fee Letter), except as the Administrative Agent and each Group Agent may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Affiliates and its and its Affiliates’ Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer or their Advisors and Representatives, (iii) for purposes of incorporating in financial statements prepared in accordance with GAAP, so long as such disclosure is of the aggregate dollar amount of fees payable in connection with the Fee Letter (unless GAAP requires itemized disclosure of such fees), or (iv) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Borrower and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Credit Party of its intention to make any such disclosure prior to making such disclosure. Each of the Borrower and the Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Borrower, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Credit Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Borrower consents to the publication by the Administrative Agent or any other Credit Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.
(b)Each of the Administrative Agent and each other Credit Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Borrower, the Servicer and their respective

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Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Borrower or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives and to any related Program Support Provider, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors or any related Program Support Provider, (iv) to any nationally recognized statistical rating organization in connection with obtaining or maintaining the rating of any Conduit Lender’s Notes or as contemplated by 17 CFR 240.17g-5(a)(3), (v) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent, any Group Agent or any Lender or their respective Affiliates or Program Support Providers or (vi) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (vi) above, the Administrative Agent, each Group Agent and each Lender will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Borrower and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent, each Group Agent and each Lender, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives, Advisors and Program Support Providers and agrees that its Representatives, Advisors and Program Support Providers will be advised by it of the confidential nature of such information and shall agree to comply with this Section.
(c)As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to be Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.
(d)Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure; provided that the party making such disclosure shall use commercially reasonable efforts to ensure that any Person to whom disclosure is made under this Section 14.06(d) shall keep such information confidential.
SECTION 14.07. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE

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AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).
SECTION 14.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
SECTION 14.09. Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 5.01, 5.02, 5.03, 11.04, 11.06, 12.04, 13.01, 13.02, 14.04, 14.05, 14.06, 14.09, 14.11 and 14.13 shall survive any termination of this Agreement.
SECTION 14.10. CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(b)    EACH OF THE BORROWER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY

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THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 14.02. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 14.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.
SECTION 14.12. Ratable Payments. If any Credit Party, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations in a greater proportion than that received by any other Credit Party entitled to receive a ratable share of such Borrower Obligations, such Credit Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations held by the other Credit Parties so that after such purchase each Credit Party will hold its ratable proportion of such Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Credit Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
SECTION 14.13. Limitation of Liability.
(a)No claim may be made by the Borrower or any Affiliate thereof or any other Person against any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Credit Parties and their respective Affiliates shall have any liability to the Borrower or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Borrower or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Credit Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.
(b)The obligations of the Administrative Agent and each of the other Credit Parties under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.

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SECTION 14.14. Intent of the Parties. The parties hereto have structured this Agreement with the intention that the Loans and the obligations of the Borrower hereunder will be treated under United States federal and applicable state and local tax law as debt (the “Intended Tax Treatment”). The Borrower, the Servicer, the Administrative Agent and the other Credit Parties agree not to file any tax return, and not to take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in a Credit Extension, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.
SECTION 14.15. Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Werner Party that pursuant to the requirements of the PATRIOT Act it is required to obtain, verify and record information that identifies such Werner Party, which information includes the name and address of such Werner Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Werner Party in accordance with the PATRIOT Act.
SECTION 14.16. Right of Setoff. Each Credit Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Default, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit Party (including by any branches or agencies of such Credit Party) to, or for the account of: (a) the Borrower against amounts owing by the Borrower hereunder (even if contingent or unmatured) or (b) the Servicer against amounts owing by the Servicer hereunder (even if contingent or unmatured); provided that such Credit Party shall notify the Borrower or the Servicer, as applicable, promptly following such setoff.
SECTION 14.17. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 14.18. Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
SECTION 14.19. Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to

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any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WERNER RECEIVABLES COMPANY, LLC, as the Borrower By: /s/ Christopher D. Wikoff Name: Christopher D. Wikoff Title: Treasurer

WERNER ENTERPRISES, INC., as the Servicer By:/s/ Christopher D. Wikoff Name: Christopher D. Wikoff Title: EVP, Chief Financial Officer and Treasurer

S-1	Loan and Security Agreement

THE TORONTO-DOMINION BANK, as Administrative Agent By: /s/ Luna Mills Name: Luna Mills Title: Managing Director

THE TORONTO-DOMINION BANK, as Group Agent for the TD Bank Group By: /s/ Luna Mills Name: Luna Mills Title: Managing Director

THE TORONTO-DOMINION BANK,
as Related Committed Lender for GTA Funding

By: /s/ Luna Mills
Name: Luna Mills
Title: Managing Director

GTA FUNDING LLC,
as a Conduit Lender for the TD Bank Group

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

S-2	Loan and Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Group Agent for the Wells Fargo Group By: /s/ Jonathan Davis Name: Jonathan Davis Title: Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Committed Lender By: /s/ Jonathan Davis Name: Jonathan Davis Title: Executive Director

S-3	Loan and Security Agreement

EXHIBIT A
Form of Loan Request

[Letterhead of Borrower]
[Date]

[Administrative Agent]
[Group Agents]
Re:    Loan Request
Ladies and Gentlemen:
Reference is hereby made to that certain Loan and Security Agreement, dated as of March 27, 2025 among Werner Receivables Company, LLC (the “Borrower”), Werner Enterprises, Inc., as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and The Toronto-Dominion Bank, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Loan Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement. The Borrower hereby request a Loan in the amount of [$_______] to be made on [_____, 20__]. The proceeds of such Loan should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Aggregate Capital will be [$_______].
The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows:
(i)the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;
(iii)no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension;
(iv)the Aggregate Capital will not exceed the Facility Limit; and
(v)the Termination Date has not occurred.

Exhibit A-1

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.
Very truly yours,

WERNER RECEIVABLES COMPANY, LLC

By:
Name:
Title:

Exhibit A-2

EXHIBIT B
Form of Reduction Notice
[Letterhead of Borrower]
[Date]
[Administrative Agent]
[Group Agents]
Re:    Reduction Notice
Ladies and Gentlemen:
Reference is hereby made to that certain Loan and Security Agreement, dated as of March 27, 2025 among Werner Receivables Company, LLC, as borrower (the “Borrower”), Werner Enterprises, Inc., as Servicer (the “Servicer”), the Lenders party thereto, and The Toronto-Dominion Bank, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Reduction Notice and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
This letter constitutes a Reduction Notice pursuant to Section 2.02(d) of the Agreement. The Borrower hereby notifies the Administrative Agent and the Lenders that it shall prepay the outstanding Capital of the Lenders in the amount of [$_______] to be made on [_____, 201_]. After giving effect to such prepayment, the Aggregate Capital will be [$_______].
The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such reduction, as follows:
    (i)    the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such prepayment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
    (ii)    no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such prepayment;
    (iii)    no Borrowing Base Deficit exists or would exist after giving effect to such prepayment;
    (iv)    the Aggregate Capital will not exceed the Facility Limit; and
    (v)    the Termination Date has not occurred.
    Exhibit B-1

In Witness Whereof, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

WERNER RECEIVABLES COMPANY, LLC

By: _______________________________
Name:
Title:

    Exhibit B-2

EXHIBIT C
[Form of Assignment and Acceptance Agreement]
Dated as of ___________, 20__
Section 1.

Commitment assigned:	$[_____]
Assignor’s remaining Commitment:	$[_____]
Capital allocable to Commitment assigned:	$[_____]
Assignor’s remaining Capital:	$[_____]
Interest (if any) allocable to Capital assigned:	$[_____]
Interest (if any) allocable to Assignor’s remaining Capital:	$[_____]

Section 2.
Effective Date of this Assignment and Acceptance Agreement: [__________]
Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 14.03(b) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Committed Lender under that certain Loan and Security Agreement, dated as of March 27, 2025 among Werner Receivables Company, LLC, Werner Enterprises, Inc., as Servicer, the Lenders party thereto, the Group Agents party thereto and The Toronto-Dominion Bank, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”).
(Signature Pages Follow)

    Exhibit C-1

ASSIGNOR:	[_________]

By: ________________________________
Name:
Title

ASSIGNEE:	[_________]

By: ________________________________
Name:
Title

[Address]

Accepted as of date first above
written:
THE TORONTO-DOMINION BANK,
as Administrative Agent

By: _______________________________
Name:
Title:

WERNER RECEIVABLES COMPANY, LLC

By: _______________________________
Name:
Title:

    Exhibit C-2

EXHIBIT D
[Reserved]
    Exhibit D-1

EXHIBIT E
Credit and Collection Policy

    Exhibit E

EXHIBIT F
[Reserved]

    Exhibit F

EXHIBIT G
Form of Information Package

(Attached)
    Exhibit G

EXHIBIT H
Form of Compliance Certificate

To: The Toronto-Dominion Bank, as Administrative Agent
This Compliance Certificate is furnished pursuant to that certain Loan and Security Agreement, dated as of March 27, 2025 among Werner Receivables Company, LLC (the “Borrower”), Werner Enterprises, Inc., as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and The Toronto-Dominion Bank, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected ________________of Werner.
2.    I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Borrower during the accounting period covered by the attached financial statements.
3.    The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Unmatured Event of Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].
4.    Schedule I attached hereto sets forth financial statements of Werner and its Subsidiaries for the period referenced on such Schedule I.
5.    Schedule II attached hereto sets forth the calculation of each of the Credit Agreement Financial Covenants as of the last day of Werner’s most recently ended fiscal quarter.
[6.    Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:]

    Exhibit H-1

The foregoing certifications are made and delivered this ______ day of ___________________, 20___.

WERNER ENTERPRISES, INC.

By: _______________________________
Name:
Title:

    Exhibit H-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

This schedule relates to the month ended: __________________.
A.    Schedule of Compliance as of ______________, 20__ with Section 8.05(a) of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
B.    The following financial statements of Werner and its Subsidiaries for the period ending on ______________, 20__, are attached hereto:

    Exhibit H-3

SCHEDULE II TO COMPLIANCE CERTIFICATE
    Exhibit H-3

EXHIBIT I
Closing Memorandum

(Attached)

    Exhibit I

SCHEDULE I
Commitments

Party	Capacity	Commitment
TD Bank	Committed Lender	$180,000,000
Wells Fargo	Committed Lender	$120,000,000

    Schedule I

SCHEDULE II
Lock-Box Accounts and Lock-Box Banks

Lock-Box Account Bank	Lock-Box Account Number
BMO Bank N.A.	*******
BMO Bank N.A.	*******

    Schedule II-1

SCHEDULE III
Notice Addresses

(A)    in the case of the Borrower, at the following address:
Werner Receivables Company, LLC
14507 Frontier Road
Omaha, Nebraska 68138
Attn: Chris D. Wikoff
Email: Chris.Wikoff@werner.com

With a copy to the Legal Department at the same address
Email: WernerLegalNotice@werner.com

(B)    in the case of the Servicer, at the following address:
Werner Enterprises, Inc.
14507 Frontier Road
Omaha, Nebraska 68138
Attn: Chris D. Wikoff
Email: Chris.Wikoff@werner.com

With a copy to the Legal Department at the same address
Email: WernerLegalNotice@werner.com

(C)    in the case of the Administrative Agent, at the following address:
The Toronto-Dominion Bank
77 King Street West
25th Floor
Toronto, ON, M5K 1A2
        Email: asgoperations@tdsecurities.com
With a copy to:

Email: ConduitFundingUS@tdsecurities.com

(D)    in the case of TD Bank, at the following address:
The Toronto-Dominion Bank
77 King Street West
25th Floor
Toronto, ON, M5K 1A2
        Email: asgoperations@tdsecurities.com
    Schedule III-1

With a copy to:

Email: ConduitFundingUS@tdsecurities.com

(E)    in the case of GTA Funding, at the following address:
GTA Funding LLC
68 South Service Road, Suite 120
        Melville, NY 11747
(F)    in the case of Wells Fargo, at the following address:
Wells Fargo Bank, N.A.
1100 Abernathy Rd., NE
16th Floor, Suite 1600
Atlanta, GA  30328
Telephone:  770-508-2145
Email: Bria.Brown@wellsfargo.com
                        Attention:  Bria Brown

(G)    in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

    Schedule III-2

SCHEDULE IV
Excluded Obligors

None.
    Schedule VI

SCHEDULE 7.01(l)
UCC Details

Legal Name: Werner Receivables Company, LLC
Other Names: None.
Jurisdiction of Organization: Delaware
Organizational Identification Number: 10070807
FEIN: 47-0648386
Chief Executive Office / Principal Place of Business:
14507 Frontier Road
Omaha, Nebraska 68138

Records Location:
14507 Frontier Road
Omaha, Nebraska 68138

    Schedule 7.01(l)-1

SCHEDULE 8.04(f)
Location of Records

Chief Executive Office / Principal Place of Business:
14507 Frontier Road
Omaha, Nebraska 68138

Records Location:
14507 Frontier Road
Omaha, Nebraska 68138

    Schedule 8.04(f)-1